UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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US AIRWAYS GROUP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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NOTICE OF ANNUAL MEETING

AND

PROXY STATEMENT

April 30, 2010

To Our Stockholders:

On behalf of the Board of Directors, we invite you to attend the Annual Meeting of Stockholders of US Airways Group, Inc. to be held at the offices of Latham & Watkins LLP, located at 555 11th Street, N.W., Suite 1000, Washington, D.C. 20004, on Thursday, June 10, 2010 at 9:30 a.m., local time.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted and procedures for voting at the meeting.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend, we request that, at your convenience, you complete, date, sign and return the enclosed proxy card (if you received our proxy materials by mail), or vote by telephone or over the Internet as directed on the instructions provided. Of course, returning your proxy does not prevent you from attending the Annual Meeting and voting your shares in person. If you choose to attend the Annual Meeting in person, you may revoke your proxy and cast your votes at the meeting.

If you plan to attend the Annual Meeting, are a stockholder of record and received our proxy materials by mail, please mark your proxy card in the space provided for that purpose. An admission ticket is included with the proxy card for each stockholder of record. If your shares are not registered in your own name but rather held in street name and you would like to attend the Annual Meeting, please ask the broker, trust, bank or other nominee that holds the shares to provide you with evidence of your share ownership. Please be sure to bring the admission ticket or evidence of your share ownership to the meeting.

All stockholders now have the option to register for and receive copies of our proxy statements, annual reports and other stockholder materials electronically. All stockholders (record and street name) can save us the cost of printing and mailing these documents by visiting our website at www.usairways.com under “Company info” — “About US” — “Investor relations” — “Shareholder information” and following the instructions on how to request electronic delivery of stockholder materials.

Sincerely,

W. Douglas Parker
Chairman of the Board and
Chief Executive Officer

US AIRWAYS GROUP, INC.
111 WEST RIO SALADO PARKWAY
TEMPE, ARIZONA 85281

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, JUNE 10, 2010

April 30, 2010

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of US Airways Group, Inc., a Delaware corporation, will be held at the offices of Latham & Watkins LLP, located at 555 11th Street, N.W., Suite 1000, Washington, D.C. 20004, on Thursday, June 10, 2010 at 9:30 a.m., local time, for the purposes of considering and voting upon:

1. A proposal to elect three directors in Class II to serve until the 2013 Annual Meeting of Stockholders;

2. A proposal to ratify the appointment of KPMG LLP as the independent registered public accounting firm of US Airways Group, Inc. for the fiscal year ending December 31, 2010;

3. A proposal to consider and vote upon a stockholder proposal relating to cumulative voting; and

4. Such other business as properly may come before the Annual Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

Information relating to the above matters is set forth in the attached Proxy Statement. You must have been a stockholder of record at the close of business on April 12, 2010 to vote at the Annual Meeting. If you do not expect to attend the meeting in person, you are requested to vote: (1) by telephone as directed on the instructions provided; (2) over the Internet as directed on the instructions provided; or (3) if you received our proxy materials by mail, by completing, signing and dating the enclosed proxy card and returning it without delay in the enclosed envelope, which requires no postage stamp if mailed in the United States. Voting by phone, Internet or mail will not prevent you from later revoking that proxy and voting in person at the Annual Meeting. If you want to vote at the Annual Meeting, but your shares are held in street name by a broker, trust, bank or other nominee, you will need to obtain proof of ownership as of April 12, 2010 and a proxy to vote the shares from such broker, trust, bank or other nominee.

By Order of the Board of Directors,

Caroline B. Ray
Corporate Secretary

Tempe, Arizona
April 30, 2010

PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN PROMPTLY INDICATE YOUR VOTING INSTRUCTIONS: (1) BY TELEPHONE BY CALLING 1-800-690-6903; (2) OVER THE INTERNET AT WWW.PROXYVOTE.COM; OR (3) IF YOU RECEIVED OUR PROXY MATERIALS BY MAIL, BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT WITHOUT DELAY IN THE ENCLOSED ENVELOPE.

US AIRWAYS GROUP, INC.
111 West Rio Salado Parkway
Tempe, Arizona 85281

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 10, 2010

THE MEETING

Purpose, Place, Date and Time

We are furnishing this Proxy Statement to the stockholders of US Airways Group, Inc. in connection with the solicitation by our Board of Directors of proxies to be voted at the 2010 Annual Meeting of Stockholders and any adjournments of that meeting. The Annual Meeting will be held at the offices of Latham & Watkins LLP, located at 555 11th Street, N.W., Suite 1000, Washington, D.C. 20004, on Thursday, June 10, 2010 at 9:30 a.m., local time, for the purposes set forth in the accompanying Notice of 2010 Annual Meeting of Stockholders. When used in this Proxy Statement, the terms “we,” “us,” “our,” and “the Company” refer to US Airways Group, Inc. and its consolidated subsidiaries, while “US Airways Group” refers to US Airways Group, Inc. and “US Airways” refers to our wholly-owned subsidiary, US Airways, Inc.

The approximate date on which we are first sending the Notice of the 2010 Annual Meeting of Stockholders, this Proxy Statement and the accompanying proxy card to stockholders, or sending a Notice Regarding the Availability of Proxy Materials and posting the proxy materials at www.proxyvote.com, is April 30, 2010.

Record Date; Stockholders Entitled to Vote

Stockholders of record at the close of business on April 12, 2010, the “record date,” are entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. On the record date, we had 161,277,077 shares of our common stock, $0.01 par value per share, outstanding and eligible to be voted at the Annual Meeting. Each share of our common stock entitles its owner to one vote on each matter submitted to the stockholders.

Quorum

The presence, in person or by proxy, of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Annual Meeting.

Under the rules of the New York Stock Exchange, or NYSE, member firms that hold shares in street name for beneficial owners may, to the extent that those beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for stockholder action, vote in their discretion upon proposals that are considered “discretionary” proposals under the NYSE rules. These votes by brokers are considered as votes cast in determining the outcome of any discretionary proposal. We believe that Proposal 2 is discretionary. Member brokerage firms that do not receive instructions from their clients as to “non-discretionary” proposals cannot vote on the non-discretionary proposals. If the brokerage firm returns a proxy card without voting on a non-discretionary proposal because it received no instructions, this is referred to as a “broker non-vote” on the proposal. “Broker non-votes” are considered in determining whether a quorum exists at the Annual Meeting, but “broker non-votes” are not considered as votes cast in determining the outcome of any proposal.

Vote Required for Proposal 1: Election of Directors

Directors are elected by a plurality of the votes cast at the Annual Meeting for directors by the holders of common stock entitled to vote on their election, provided a quorum is present.

In the vote to elect three directors in Class II to serve until the 2013 Annual Meeting of Stockholders, stockholders may:

•	vote in favor of all nominees;

•	withhold votes as to all nominees; or

•	withhold votes as to a specific nominee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES.

Vote Required for Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm will require approval of the affirmative vote of the holders of a majority of the shares represented, in person or by proxy, and entitled to vote at the Annual Meeting, provided a quorum is present. As a result, abstentions are considered in determining whether a quorum is present and the number of votes required to obtain the necessary majority vote for the proposal and, therefore, will have the same legal effect as voting against the proposal.

In the vote to ratify the appointment of KPMG LLP as our independent registered public accounting firm, stockholders may:

•	vote in favor of the ratification;

•	vote against the ratification; or

•	abstain from voting on the ratification.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE
APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Vote Required for Proposal 3: Stockholder Proposal Related to Cumulative Voting

The stockholder proposal scheduled to be presented at the Annual Meeting related to cumulative voting will require approval of the affirmative vote of the holders of a majority of the shares represented, in person or by proxy, and entitled to vote at the Annual Meeting, provided a quorum is present. As a result, abstentions are considered in determining whether a quorum is present and the number of votes required to obtain the necessary majority vote for the proposal and, therefore, will have the same legal effect as voting against the proposal.

In the vote to approve this stockholder proposal, stockholders may:

•	vote in favor of the proposal;

•	vote against the proposal; or

•	abstain from voting on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THE STOCKHOLDER
PROPOSAL RELATED TO CUMULATIVE VOTING.

Voting of Proxies

You should specify your choices with regard to each of the proposals: (1) by telephone as directed on the instructions provided; (2) over the Internet as directed on the instructions provided; or (3) if you received our proxy materials by mail, on the enclosed proxy card by signing, dating and returning it in the accompanying postage-paid envelope. Instructions for voting by telephone or over the Internet are set forth in the Notice of the 2010 Annual Meeting of Stockholders. If your shares are held in street name, the voting instruction form sent to you by your broker, trust, bank or other nominee should indicate whether the institution has a process for you to provide voting instructions by telephone or over the Internet.

All properly executed proxies received by us in time to be voted at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the directions noted in the voting instructions. In the absence of such instructions, the shares represented by a signed and dated proxy card will be voted “FOR” the election of all director nominees, “FOR” the ratification of the appointment of the independent registered public accounting firm and “AGAINST” the stockholder proposal relating to cumulative voting.

If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon those matters according to their judgment. The Board of Directors knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. In addition, except for Proposal 3, no other stockholder proposals or nominations were received on a timely basis pursuant to the Company’s Amended and Restated Bylaws, so no such matters may be brought to a vote at the Annual Meeting.

Revocation of Proxies

Any stockholder delivering a proxy has the power to revoke it at any time before it is voted by:

•	giving notice of revocation to Caroline B. Ray, our Corporate Secretary, at US Airways Group, Inc., 111 West Rio Salado Parkway, Tempe, Arizona 85281 (by mail or overnight delivery);

•	executing and delivering to our Corporate Secretary a proxy card relating to the same shares bearing a later date;

•	voting again prior to the time at which the Internet and telephone voting facilities close by following the procedures applicable to those methods of voting; or

•	voting in person at the Annual Meeting.

Please note, however, that under the NYSE rules, any beneficial owner of our common stock whose shares are held in street name by a member brokerage firm may only revoke his or her proxy and vote his or her shares in person at the Annual Meeting in accordance with applicable NYSE rules and procedures, as employed by the beneficial owner’s brokerage firm. If you want to vote at the Annual Meeting, but your shares are held in street name by a broker, trust, bank or other nominee, you will need to obtain proof of ownership as of April 12, 2010 and a proxy to vote the shares from such broker, trust, bank or other nominee.

Solicitation of Proxies

In addition to soliciting proxies through the mail, we may solicit proxies through our directors, officers and employees in person and by telephone or facsimile. We may also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by them. We will pay all expenses incurred in connection with the solicitation of proxies. In addition, we have retained MacKenzie Partners to assist in the solicitation for a fee of $10,000 plus customary expenses.

Inspector of Election

All votes at the Annual Meeting will be counted by Broadridge Investor Communication Solutions, Inc., our inspector of election. The inspector of election will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Electronic Delivery of Proxy Materials

All stockholders now have the option to register for and receive copies of our proxy statements, annual reports and other stockholder materials electronically. All stockholders (record and street name) can save us the cost of printing and mailing these documents by visiting our website at www.usairways.com under “Company info” — “About US” — “Investor relations” — “Shareholder information” and following the instructions on how to sign up for electronic delivery of stockholder materials.

This year, we intend both to mail our proxy materials to certain stockholders and to use the “Notice and Access” method of providing proxy materials and our Annual Report on Form 10-K for the year ended December 31, 2009 to certain stockholders. Under the Notice and Access method, if you have not opted to receive an email notification, you will receive by mail a simple “Notice Regarding the Availability of Proxy Materials” which will direct you to a website where you may access proxy materials online. You will also be told how to request proxy materials (at no charge) via mail or email, as you prefer. In order to eliminate the mailing of a paper notice and to speed your ability to access the proxy materials and our Annual Report on Form 10-K for the year ended December 31, 2009, we encourage you to sign up for electronic delivery of the Notice.

Householding of Proxy Materials

The Securities and Exchange Commission, or SEC, has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports, or Notices Regarding the Availability of Proxy Materials, with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report, or Notice Regarding the Availability of Proxy Materials, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. In accordance with these rules, only one proxy statement and annual report, or Notice Regarding the Availability of Proxy Materials, will be delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders.

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, or Notice Regarding the Availability of Proxy Materials, please notify your broker, direct your written request to Caroline B. Ray, Corporate Secretary, US Airways Group, Inc., 111 West Rio Salado Parkway, Tempe, Arizona 85281, or contact Caroline B. Ray at (480) 693-0800. Stockholders who currently receive multiple copies of the proxy statement and annual report, or Notice Regarding the Availability of Proxy Materials, at their address and would like to request “householding” of their communications should contact their broker.

Note Concerning Forward-Looking Statements

Certain of the statements contained in this Proxy Statement are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” and “continue” and similar terms used in connection with statements regarding, among others, our outlook, the revenue environment, and our expected financial performance. These statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions and other statements that are not historical facts. The forward-looking statements may include statements regarding actions to be taken by us. These statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties that could cause our actual results and financial position to differ materially from these statements. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed in Part I, Item 1A, “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2009, which accompanies this Proxy Statement. There may be other factors of which we are not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. We assume no obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these estimates other than as required by law. Any forward-looking statements speak only as of the date of the Annual Report on Form 10-K or as of the dates indicated in the statements.

PROPOSAL 1 — ELECTION OF DIRECTORS

Election of Directors	The Board of Directors currently consists of nine members. All directors are also directors of our principal operating subsidiary, US Airways. Each of the nominees is currently a director of US Airways Group, and there are no family relationships among the directors and executive officers.

All of our directors, except Matthew J. Hart, were appointed on September 27, 2005 pursuant to the terms of the merger agreement governing the merger of US Airways Group and America West Holdings Corporation, or America West, referred to in this proxy statement as the “merger.” On June 28, 2006, Mr. Hart was elected by the Board of Directors as a director in Class I to fill a vacancy in that Class.

Upon the recommendation of the Corporate Governance and Nominating Committee, our Board of Directors has nominated Denise M. O’Leary, George M. Philip and J. Steven Whisler to serve as directors in Class II.

If re-elected as a director at the Annual Meeting, each of the nominees would serve a three-year term expiring at the 2013 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified. In addition, if each of these nominees is elected, the Board will consist of nine members divided into three classes as follows: four members in Class I (terms expiring in 2012), three members in Class II (terms expiring in 2013) and two members in Class III (terms expiring in 2011). Class II will consist of three directors and Class III will consist of two directors until the Board identifies appropriate candidates to fill the vacant seats in those Classes. Stockholders may only vote their shares to elect three persons as directors in Class II at the 2010 Annual Meeting of Stockholders.

Each of the nominees has consented to serve another term as a director, if re-elected. If any of the nominees should be unavailable to serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees (in which event the persons named on the proxy card will vote the shares represented by all valid proxies for the election of the substitute nominee or nominees), or allow the vacancies to remain open until a suitable candidate or candidates are located.

The Board of Directors unanimously recommends that the stockholders vote “FOR” the proposal to re-elect Denise M. O’Leary, George M. Philip and J. Steven Whisler to serve as directors in Class II for a three-year term expiring at the 2013 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.

Directors and Director Nominees	Set forth below is certain information as of April 12, 2010 regarding our director nominees and continuing directors, including their ages, qualifications and principal occupations (which have continued for at least the past five years unless otherwise noted).

Director	Principal Occupation, Business Experience,
Nominees	Other Directorships Held and Age

The three director nominees are listed below.

Denise M. O’Leary (Class II) (Audit and Compensation and Human Resources Committees)	Ms. O’Leary has been a private investor in early stage companies since 1996. From 1983 until 1996, she was employed at Menlo Ventures, a venture capital firm, first as an Associate and then as a General Partner. She serves as a director of Medtronic, Inc. and Calpine Corporation, each a publicly traded company. Additionally, she is a member of the Board of Directors of Stanford Hospital and Clinics and the Lucile Packard Children’s Hospital and is the Chairwoman of the Board of Directors of the Corporation for Supportive Housing. Ms. O’Leary served as a director of America West and America West Airlines, Inc., or AWA, from 1998 to December 2007 and became a member of the Board of US Airways Group and US Airways on September 27, 2005 upon the effectiveness of the merger. Age 52.

The Board believes that Ms. O’Leary is qualified and has nominated her to serve as a director because of her financial expertise, her experience in the oversight of risk management, her human resources expertise, her extensive service as a public company director, her success as an investor, and her airline industry expertise gained as a director of America West and the Company.

George M. Philip (Class II) (Audit and Corporate Governance and Nominating Committees)	Mr. Philip is the President of the University at Albany, State University of New York. From 1971 to 2007 he served in various positions with the New York State Teachers’ Retirement System and recently retired after 13 years as Executive Director. He also serves as a member of the Board of Directors of First Niagara Financial Group, a publicly traded company; is Vice Chair of the St. Peter’s Hospital Board of Directors and Chair of the St. Peter’s Hospital Investment Committee; and is Chair of the Catholic Health East Investment Committee. Mr. Philip is a member of the Kentucky Teachers’ Retirement System investment advisory committee; and a director and member of the Audit Committee of Community Newspaper Holdings, Inc., a privately held corporation. In past years, Mr. Philip was President of the Executive Committee of the National Council on Teacher Retirement; Chair of the Council of Institutional Investors; Chair of the University at Albany Council, SUNY; a member of the Board of Saratoga Performing Arts Center; and a member of the NYSE Pension Managers Advisory Committee and the State Academy of Public Administration. Mr. Philip has served as a director of US Airways Group and US Airways since 2004. Age 62.

The Board believes that Mr. Philip is qualified and has nominated him to serve as a director because of his financial expertise, his corporate governance expertise, his experience in working in and managing large, complex organizations, his experience in the oversight of risk management, his success as an investor, and his airline industry experience gained as a director of the Company.

J. Steven Whisler (Class II) (Corporate Governance and Nominating and Finance Committees)	Mr. Whisler retired as Chairman and Chief Executive Officer of Phelps Dodge Corporation, a mining and manufacturing company, in March 2007. Mr. Whisler served as Chairman of Phelps Dodge Corporation from May 2000 until March 2007 and as Chief Executive Officer from January 2000 until March 2007. He served as President from December 1997 until November 2003. From December 1997 until January 2000, Mr. Whisler served as Chief Operating Officer of Phelps Dodge. From 1991 until 1998, Mr. Whisler served as President of Phelps Dodge Mining Company, a division of Phelps Dodge. Mr. Whisler serves as a director of Brunswick Corporation and International Paper Company, each a publicly traded company, and Aleris International Inc., a private company. He also served as a director of Burlington Northern Santa Fe Corporation, a publicly traded company, until its acquisition by Berkshire Hathaway Corporation in February 2010. Mr. Whisler served as a director of America West and AWA from 2001 to December 2007. Mr. Whisler became a

Director	Principal Occupation, Business Experience,
Nominees	Other Directorships Held and Age

member of the Board of US Airways Group and US Airways on September 27, 2005 upon the effectiveness of the merger. Age 55.

The Board believes that Mr. Whisler is qualified and has nominated him to serve as a director because of his financial expertise, his corporate governance expertise, his experience in the oversight of risk management and safety programs, his experience in developing strategy for, and managing, a large public company, his mergers and acquisitions experience, his labor relations expertise, his familiarity with commodities markets, his extensive service as a public company director, and his airline experience gained as a director of America West and the Company.

Continuing	Principal Occupation, Business Experience,
Directors	Other Directorships Held and Age

The six directors whose terms will continue after the Annual Meeting and will expire at the 2012 Annual Meeting (Class I) or the 2011 Annual Meeting (Class III) are listed below.

Herbert M. Baum (Class I) (Compensation and Human Resources and Labor Committees)	Mr. Baum served as Chairman of the Board, President and Chief Executive Officer of the Dial Corporation, a manufacturer and marketer of consumer products, from August 2000 until his retirement in April 2005. Mr. Baum served as President and Chief Operating Officer of Hasbro, Inc., a manufacturer and marketer of toys, from January 1999 to August 2000. Mr. Baum also served as Chairman and Chief Executive Officer of Quaker State Corporation, a producer and marketer of motor oils and lubricants, from 1993 to 1999. From 1978 to 1992, Mr. Baum was employed by Campbell Soup Company, a manufacturer and marketer of food products, and, in 1992, was named President of Campbell — North and South America. Mr. Baum was a director of Meredith Corporation and PepsiAmericas, Inc., both publicly traded companies. He also serves as Chairman of the Board of Directors of the Safe Harbor Animal Sanctuary and as a director of Hospital and Petsmart Charities, Inc. Mr. Baum served as a director of America West and AWA from 2003 to December 2007 and became a member of the Board of US Airways Group and US Airways on September 27, 2005 upon the effectiveness of the merger. Age 73.

The Board believes that Mr. Baum’s extensive experience in customer service and consumer marketing, his experience in managing leading brands, his human resources expertise, his experience in developing strategy for, and managing, large public companies, his extensive service as a public company director, and his airline experience gained as a director of America West and the Company make him qualified to serve as a director.

Matthew J. Hart (Class I) (Audit and Finance Committees)	Mr. Hart was President and Chief Operating Officer of Hilton Hotels Corporation from May 2004 until the acquisition of Hilton by the Blackstone Group in October 2007. He served as Executive Vice President and Chief Financial Officer of Hilton from 1996 to 2004. Before joining Hilton in 1996, Mr. Hart was Senior Vice President and Treasurer of The Walt Disney Company from 1995 to 1996, and was Executive Vice President and Chief Financial Officer for Host Marriott Corp. from 1993 to 1995. He serves on the Board of Directors of Great American Group, Inc., a publicly traded company, and is Chairman of the Board of Directors of Heal the Bay, a non-profit organization. Mr. Hart previously served on the Board of Directors of Kilroy Realty Corporation, a publicly traded company. Mr. Hart served on the Board of Directors of America West and AWA from May 2004 until the completion of the merger in September 2005, and was elected to the Board of US Airways Group and US Airways in June 2006. Age 58.

Continuing	Principal Occupation, Business Experience,
Directors	Other Directorships Held and Age

The Board believes that Mr. Hart’s financial expertise, his risk management experience, his extensive experience as a senior operating and finance executive at large public companies and, in particular, companies in the travel industry, and in developing strategies for those organizations, his mergers and acquisitions experience, his service as a public company director, and his airline experience gained as a director of America West and the Company make him qualified to serve as a director.

Richard C. Kraemer (Class I) (Audit, Compensation and Human Resources, and Corporate Governance and Nominating Committees)	Mr. Kraemer is President of Chartwell Capital, Inc., a private investment company. Mr. Kraemer served as a director of America West and AWA from 1992 to December 2007. He became a member of the Board of US Airways Group and US Airways on September 27, 2005 upon the effectiveness of the merger. Age 66.

The Board believes that Mr. Kraemer’s financial expertise, his corporate governance, human resources and labor relations expertise, his experience in developing strategy for, and managing, a large public company, his success as an investor, and his airline experience gained as a director of America West and the Company make him qualified to serve as a director.

Cheryl G. Krongard (Class I) (Compensation and Human Resources and Finance Committees)	Ms. Krongard retired in 2004 as a Senior Partner of Apollo Management, L.P. Ms. Krongard was the Chief Executive Officer of Rothschild Asset Management from 1994 to 2000. She served as Senior Managing Director for Rothschild North America from 1994 until 2000. Additionally, she served as a director of Rothschild North America, Rothschild Asset Management, Rothschild Asset Management BV, and Rothschild Realty Inc. and as Managing Member of Rothschild Recovery Fund. She was elected a lifetime governor of the Iowa State University Foundation in 1997 and has served as Chairperson of its Investment Committee. Ms. Krongard is also a member of the Dean’s Advisory Council, Iowa State University College of Business. Ms. Krongard also serves as a director of Legg Mason, Inc., a publicly traded company. Ms. Krongard has served as a director of US Airways Group and US Airways since 2003. Age 54.

The Board believes that Ms. Krongard’s financial and financial services sector expertise, her experience as a senior executive working at large, complex organizations, her service as a public company director, her success as an investor, and her airline experience gained as a director of the Company make her qualified to serve as a director.

W. Douglas Parker (Class III) (Labor Committee)	Mr. Parker has served as Chairman of the Board and Chief Executive Officer of US Airways Group and US Airways since September 27, 2005, the effective date of the merger. Mr. Parker also served as President of US Airways Group and US Airways from September 27, 2005 to October 1, 2006. Mr. Parker served as Chairman of the Board and Chief Executive Officer of America West and AWA from September 2001 to December 2007, and served as a director of America West and AWA from 1999 to September 2007. Mr. Parker joined AWA as Senior Vice President and Chief Financial Officer in June 1995. He was elected President of AWA in May 2000 and Chief Operating Officer of AWA in December 2000. Mr. Parker serves on the Board of Directors of Pinnacle West Capital Corporation, a publicly traded company. Age 48.

The Board believes that Mr. Parker’s financial and airline marketing expertise, his human resources and labor relations expertise, his nearly quarter century of experience in the airline industry, his 15 years experience as a senior airline executive charged with developing and executing America West’s and the Company’s strategies, his almost nine years of experience as the Chairman and Chief Executive Officer of the Company, his mergers and acquisitions experience, and his service as a public company director make him qualified to serve as a director.

Continuing	Principal Occupation, Business Experience,
Directors	Other Directorships Held and Age

Bruce R. Lakefield (Class III) (Finance and Labor Committees)	Mr. Lakefield served as President and Chief Executive Officer of US Airways Group and US Airways from April 2004 until completion of the merger. Since the merger, Mr. Lakefield has served as Vice Chairman of the Board of US Airways Group and US Airways. Mr. Lakefield served as Chairman and Chief Executive Officer of Lehman Brothers International from 1995 until 1999. He has served as a Senior Advisor to the Investment Policy Committee of HGK Asset Management from 2000 until April 2004. Mr. Lakefield served as a member of the board of directors of Magic Media, Inc., a privately held company, until February 2008 and currently serves as a member of the board of directors of Garner PLC, a publicly traded company on the AIM market of the London Stock Exchange. Mr. Lakefield has served as a director of US Airways Group and US Airways since 2003. Age 66.

The Board believes that Mr. Lakefield’s financial and financial services sector expertise, his experience as a senior executive working at large, complex organizations, his service as a public company director, his success as an investor, and his airline experience gained as the President and Chief Executive Officer, Vice Chairman and a director of the Company make him qualified to serve as a director.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ratification of Independent Registered Public Accounting Firm	The Audit Committee of our Board of Directors, in accordance with its charter and authority delegated to it by the Board of Directors, has appointed the firm of KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2010, and the Board of Directors has directed that such appointment be submitted to our stockholders for ratification at the Annual Meeting. KPMG LLP has served as our independent auditors for more than 14 years. Our Audit Committee considers KPMG LLP to be well qualified. If the stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will reconsider the appointment.

A representative of KPMG LLP will be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so. The representative will also be available to respond to appropriate questions from stockholders.

The Audit Committee of the Board of Directors and the Board of Directors unanimously recommend that the stockholders vote “FOR” the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm.

Independent Registered Public Accounting Firm Fees	The following table presents fees for professional services rendered by KPMG LLP for the audits of the financial statements of US Airways Group and its subsidiaries as of and for the fiscal years ended December 31, 2009 and 2008, as well as fees for other services rendered by KPMG LLP during these periods.

	Fiscal 2009	Fiscal 2008

Audit Fees	$2,134,900	$2,302,300
Audit-Related Fees	403,557	680,700
Tax Fees	20,030	24,725
All Other Fees	—	—

Total	$2,558,487	$3,007,725

Audit Fees for fiscal years ended December 31, 2009 and 2008 were for professional services rendered for the audits of the annual financial statements included in our Annual Report on Form 10-K (including fees for the audits of internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002), quarterly review of the financial statements included in our Quarterly Reports on Form 10-Q and services rendered in connection with SEC filings.

Audit-Related Fees for the fiscal year ended December 31, 2009 were for statutory audits and services rendered in connection with securities offerings and other SEC filings and for the fiscal year ended December 31, 2008 were for audits of employee benefit plans and other statutory audits as well as procedures related to securities offerings.

Tax Fees as of the fiscal years ended December 31, 2009 and 2008 were for U.S. and international tax compliance.

There were no fees that fall into the classification of All Other Fees for the fiscal years ended December 31, 2009 and 2008.

Audit Committee Disclosure	The Audit Committee has determined that the rendering of the permitted non-audit services during the 2009 fiscal year by KPMG LLP is compatible with maintaining the independent registered accounting firm’s independence.

Policy on Audit Committee Pre-Approval	The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. The Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policy generally pre-approves certain specified services in the defined categories of audit services, audit-related services, tax services and permitted non-audit services up to specified amounts, and sets requirements for specific case-by-case pre-approval of discrete projects. Pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of our independent registered public accounting firm or on an individual basis. The Chair of the Audit Committee has been delegated the authority by the Committee to pre-approve the engagement of the independent auditors when the entire Committee is unable to do so, but any pre-approval decisions must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee has delegated the Vice President and Controller to monitor the performance of all services provided by the independent auditor and to determine whether these services are in compliance with the pre-approval policy. The Vice President and Controller is required to report the results of his monitoring to the Audit Committee on a periodic basis. The policy prohibits retention of the independent registered public accounting firm to perform prohibited non-audit functions defined in Section 201 of the Sarbanes-Oxley Act of 2002 or the rules of the SEC, and also considers whether the proposed services are compatible with the independence of the independent registered public accounting firm. All non-audit services provided by KPMG LLP during fiscal years 2008 and 2009 were pre-approved in accordance with the pre-approval policy described above.

PROPOSAL 3 — STOCKHOLDER PROPOSAL RELATING TO CUMULATIVE VOTING

Ms. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia, N.W., Suite 215, Washington, D.C. 20037, who was the beneficial owner of 2,200 shares of our common stock upon submission of this proposal, has advised us of her intention to introduce the following resolution at the annual meeting. To be adopted, this resolution, which is opposed by the Board of Directors, would require the affirmative vote of the holders of at least a majority of the shares of common stock, present in person or represented by proxy at the Annual Meeting and entitled to vote.

RESOLVED:  “That the stockholders of U.S. [sic] Airways, assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or two or more of them as he or she see fit.”

REASONS:  “Many states have mandatory cumulative voting, so do National Banks.”

“In addition, many corporations have adopted cumulative voting.”

“Last year the owners of 25,568,447 shares, representing approximately 35% of shares voting, voted FOR this proposal”

“If you AGREE, please mark your proxy FOR this resolution.”

Our Response to the Stockholder Proposal

Our Board of Directors recommends that our stockholders vote against Proposal 3. Our present system for election of directors, which is like that of most major publicly traded corporations, provides that each share of common stock is entitled one vote for each nominee for director. This system allows all stockholders to vote on the basis of their share ownership. Our Board of Directors believes this voting system is the most fair and the most likely to produce an effective board of directors that will represent the interests of all of our stockholders.

In contrast, cumulative voting could promote special interest representation on the Board of Directors and would permit stockholders representing less than a majority of all shares to elect a director. This proposal would potentially allow a small stockholder group to have a disproportionate effect on the election of directors, possibly leading to the election of directors who advocate the positions of the groups responsible for their election rather than positions which are in the best interests of all stockholders. The Board believes that no director should represent or favor the interests of any one stockholder or a limited group of stockholders. Rather, every director must represent the stockholders as a whole. The Board of Directors feels strongly that it is the duty of each director to administer our business and affairs for the benefit of all stockholders. In addition, the support by directors of the special interests of the constituencies that elected them could create partisanship and divisiveness among members of the Board of Directors and impair the Board’s ability to operate effectively as a governing body, to the detriment of all stockholders. For these reasons, cumulative voting also may interfere with the Corporate Governance and Nominating Committee’s efforts to develop and maintain a Board of Directors possessing the wide range of skills, characteristics and experience necessary to best serve all stockholders’ interests.

Our Board of Directors has taken a number of steps to achieve greater accountability to stockholders, and it does not believe cumulative voting is necessary or enhances that accountability. Currently, all but one of our directors is independent. Our Board of Directors has a robust process to ensure the nomination and election of independent directors. Procedures adopted by the Corporate Governance and Nominating Committee, which itself is composed solely of independent directors, include an examination of the candidate’s qualifications in light of our standards for overall structure and composition of the Board and the minimum director qualifications set forth in our Corporate Governance Guidelines and the Corporate Governance and Nominating Committee’s charter and the candidate’s independence as set forth in SEC rules and regulations and the NYSE listing standards.

The proponent of this proposal has offered no evidence that cumulative voting would produce a more qualified or effective Board of Directors. Accordingly, the Board believes the present method of voting best promotes the election of directors who will represent the interests of our stockholders as a whole.

The Board of Directors unanimously recommends that the stockholders vote “AGAINST” the stockholder proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of April 12, 2010, by (1) each of our directors and nominees for director, (2) each of the individuals named in the Summary Compensation Table in this Proxy Statement and (3) all of our directors and executive officers as a group, based in each case on information furnished to us by these persons. We believe that each of the named individuals and each director and executive officer included in the group has sole voting and investment power with regard to the shares shown, except as otherwise noted.

	Common Stock
	Beneficially Owned (1)
Name of Beneficial Owner and	Amount and Nature		Percent
Relationship to Company	of Beneficial Ownership		of Class

W. Douglas Parker	1,960,839	(2)	1.2%
Chairman of the Board and Chief Executive Officer
J. Scott Kirby	812,789	(3)	*
President
Robert D. Isom, Jr.	349,434	(4)	*
Executive Vice President and Chief Operating Officer
Stephen L. Johnson	150,001	(5)	*
Executive Vice President — Corporate
Derek J. Kerr	295,903	(6)	*
Executive Vice President and Chief Financial Officer
Herbert M. Baum	51,570	(7)	*
Director
Matthew J. Hart	36,714	(8)	*
Director
Richard C. Kraemer	67,360	(9)	*
Director
Cheryl G. Krongard	33,008	(10)	*
Director
Bruce R. Lakefield	33,008	(11)	*
Vice Chairman and Director
Denise M. O’Leary	52,063	(12)	*
Director
George M. Philip	33,008	(13)	*
Director
J. Steven Whisler	52,703	(14)	*
Director
All directors and executive officers as a group (15 persons)	4,274,938	(15)	2.6%

*	Represents less than one percent of the outstanding shares of our common stock.

(1)	Beneficial ownership as reported in the table has been determined in accordance with SEC rules and regulations and includes shares of our common stock that may be issued upon the exercise of stock options and stock appreciation rights, or SARs, that are exercisable within 60 days of April 12, 2010 and restricted stock units, or RSUs, that vest within 60 days of April 12, 2010. Pursuant to SEC rules and regulations, all shares not currently outstanding which are subject to stock options and SARs exercisable within 60 days are deemed to be outstanding for the purpose of computing “Percent of Class” held by the holder thereof but are not deemed to be outstanding for the purpose of computing the “Percent of Class” held by any other stockholder.

(2)	Includes 427,556 shares held directly, 596,062 and 911,881 shares underlying stock options and SARs, respectively, that are exercisable within 60 days of April 12, 2010 and 25,340 shares underlying vested RSUs. Excludes 17,159 unvested RSUs.

(3)	Includes 57,658 shares held directly, 51,562 and 685,940 shares underlying stock options and SARs, respectively, that are exercisable within 60 days of April 12, 2010 and 17,629 shares underlying vested RSUs. Excludes 11,903 unvested RSUs.

(4)	Includes 32,198 shares held directly, 308,373 shares underlying SARs that are exercisable within 60 days of April 12, 2010 and 8,863 shares underlying vested RSUs. Excludes 20,529 unvested RSUs.

(5)	Includes 150,001 shares underlying SARs that are exercisable within 60 days of April 12, 2010.

(6)	Includes 23,965 shares held directly, 265,188 shares underlying SARs that are exercisable within 60 days of April 12, 2010 and 6,750 shares underlying vested RSUs. Excludes 8,935 unvested RSUs.

(7)	Includes 26,820 shares held directly and 24,750 shares underlying stock options that are exercisable within 60 days of April 12, 2010.

(8)	Includes 26,258 shares held directly, 2,550 shares held indirectly for the benefit of Mr. Hart’s children and 7,906 shares underlying stock options that are exercisable within 60 days of April 12, 2010.

(9)	Includes 41,373 shares held directly and 25,987 shares underlying stock options that are exercisable within 60 days of April 12, 2010.

(10)	Includes 24,758 shares held directly and 8,250 shares underlying stock options that are exercisable within 60 days of April 12, 2010.

(11)	Includes 24,758 shares held directly and 8,250 shares underlying stock options that are exercisable within 60 days of April 12, 2010.

(12)	Includes 26,076 shares held directly and 25,987 shares underlying stock options that are exercisable within 60 days of April 12, 2010.

(13)	Includes 24,758 shares held directly and 8,250 shares underlying stock options that are exercisable within 60 days of April 12, 2010.

(14)	Includes 25,067 shares held directly, 412 shares held indirectly through a revocable family trust and 27,224 shares underlying stock options that are exercisable within 60 days of April 12, 2010.

(15)	Includes 801,075 shares held directly, 412 shares held by a trust for which a director is a trustee, 2,550 shares held indirectly for the benefit of a director’s children, 784,228 and 2,621,259 shares underlying stock options and SARs, respectively, that are exercisable within 60 days of April 12, 2010 and 65,414 shares underlying vested RSUs. Excludes 73,064 unvested RSUs held by our executive officers and directors as a group.

The following table sets forth information regarding the beneficial ownership of our common stock as of the date indicated for each person, other than the executive officers or directors of US Airways Group, known to us to be the beneficial owner of more than 5% of our outstanding common stock.

	Common Stock
	Beneficially Owned
	Amount and Nature
Name and Address of Beneficial Owner	of Beneficial Ownership		Percent of Class

Wellington Management Company, LLP
75 State Street Boston, MA 02109	19,814,118	(1)	12.3%
FMR LLC
82 Devonshire Street Boston, MA 02109	16,973,336	(2)	10.5%
BlackRock, Inc.
40 East 52nd Street New York, NY 10022	10,501,852	(3)	6.5%

(1)	The amount shown and the following information is derived solely from the Schedule 13G filed by Wellington Management Company, LLP (“Wellington”), reporting beneficial ownership as of December 31, 2009. According to the Schedule 13G, Wellington, in its capacity as investment advisor, has shared voting power over 12,996,478 shares and shared dispositive power over 19,814,118 shares of our common stock. These shares of common stock are owned of record by clients of Wellington. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such shares.

(2)	The amount shown and the following information is derived solely from Amendment No. 8 to the Schedule 13G filed by FMR, LLC (“FMR”), reporting beneficial ownership as of December 31, 2009. According to the amended Schedule 13G, FMR has sole dispositive power over 16,973,336 shares and sole voting power over 1,078,801 shares of our common stock. Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly owned subsidiary of FMR and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 15,896,735 shares, or 9.9%, of the outstanding shares of our common stock as a result of acting as investment adviser to various investment companies (the “Funds”). Each of Edward C. Johnson 3d (Chairman of FMR and FIL, defined below), FMR (through its control of Fidelity) and the Funds has sole power to dispose of the 15,896,735 shares owned by the Funds. Members of Mr. Johnson’s family may be deemed to form a controlling group with respect to FMR. Neither FMR nor Mr. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. FIL Limited (“FIL”), Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, is the beneficial owner of 1,076,601 shares, or 0.7% of the outstanding shares of our common stock. Partnerships controlled predominantly by members of Mr. Johnson’s family, or trusts for their benefit, own shares of FIL voting stock with the right to cast approximately 47% of the total votes which may be cast by all holders of FIL voting stock. FMR and FIL are separate and independent corporate entities, and their Boards of Directors are generally composed of different individuals. FMR and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Securities Exchange Act of 1934, as amended.

(3)	The amount shown and the following information is derived solely from the Schedule 13G filed by BlackRock, Inc. (“BlackRock”), reporting beneficial ownership as of December 31, 2009. According to the Schedule 13G, BlackRock, in its capacity as a parent holding company or control person, has sole voting power over 10,501,852 shares and sole dispositive power over 10,501,852 shares of our common stock. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of these shares of our common stock. No one person’s interest in such shares of our common stock is more than five percent of the total outstanding common shares.

INFORMATION ABOUT OUR BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE

Corporate Governance Guidelines	Our Board of Directors has adopted Corporate Governance Guidelines, or the Governance Guidelines, to facilitate our mission and to set forth general principles and policies by which the Board of Directors will manage its affairs. The Governance Guidelines are reviewed annually by the Corporate Governance and Nominating Committee. The Governance Guidelines are summarized below, and the full text of the Governance Guidelines are posted on our website at www.usairways.com. We will also provide a copy of the Governance Guidelines to stockholders, free of charge, upon written request to Caroline B. Ray, Corporate Secretary, US Airways Group, Inc., 111 West Rio Salado Parkway, Tempe, Arizona 85281.

Director Independence	The Governance Guidelines contain standards for determining director independence that meet or exceed the existing listing standards adopted by the SEC and NYSE. The Governance Guidelines define an “independent” director as one who:

• the Board has affirmatively determined not to have a material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us);

• is not a member of our management or our employee and has not been a member of our management or our employee for a minimum of three years;

• is not, and in the past three years has not been, affiliated with or employed by a present or former auditor of US Airways Group (or of an affiliate);

•   is not, and in the past three years has not been, part of an interlocking directorate in which one of our executive officers serves on the compensation committee of another company that concurrently employs the director;

• has no immediate family members meeting the descriptions set forth in the above bullets; and

• satisfies any additional requirements for independence promulgated from time to time by the NYSE.

The Governance Guidelines also note that the Board will consider all other relevant facts and circumstances, including issues that may arise as a result of any director compensation (whether direct or indirect), any charitable contributions we make to organizations with which a director is affiliated and any consulting arrangement between us and a director. The Corporate Governance and Nominating Committee reports annually to the full Board on these matters.

Pursuant to the Governance Guidelines, the Corporate Governance and Nominating Committee and the Board of Directors undertook an annual review of director independence. Based on this review, the Board of Directors affirmatively determined that all of our directors are independent of us and our management under the standards set forth in the Governance Guidelines and under the NYSE listing standards, except for Mr. Parker, our Chairman and Chief Executive Officer. All of the members of the Audit Committee, the Compensation and Human Resources Committee and the Corporate Governance and Nominating Committee are independent under the standards set forth in the Governance Guidelines and under applicable NYSE listing standards.

Board Meetings	The Board of Directors conducts its business through meetings of the full Board and through committees of the Board of Directors. During 2009, our Board of Directors held 16 meetings. In 2009, each incumbent director attended at least 94% of the aggregate number of meetings of the Board held during the period for which he or she has been a director and of the committees on which he or she served.

Board Committees	The Board of Directors currently has five standing committees: the Audit Committee, the Compensation and Human Resources Committee, the Corporate Governance and Nominating Committee, the Finance Committee and the Labor Committee.

The Audit Committee currently is comprised of four non-employee directors, Messrs. Philip (Chair), Hart and Kraemer and Ms. O’Leary. In 2009, the Audit Committee met nine times. The Committee oversees our internal accounting function and oversees and reports to the Board of Directors with respect to other auditing and accounting matters, including the selection of our independent auditors, the scope of annual audits, fees to be paid to our independent auditors and the performance of our independent auditors. A copy of the Audit Committee charter is available on our website at www.usairways.com. We will also provide a copy of the charter to stockholders, free of charge, upon request to our Corporate Secretary.

The Committee meets the NYSE composition requirements, including the requirements dealing with financial literacy and financial sophistication. The Board of Directors has determined that all members of the Committee are independent directors under the current NYSE listing standards, satisfy the independence requirements of Section 10A of the Securities Exchange Act of 1934, as amended, or Exchange Act, and Rule 10A-3(b)(1), and are independent within the meaning set forth in our Governance Guidelines. In addition, the Board of Directors has determined that each member of the Committee is an “audit committee financial expert” as defined by the SEC.

The Compensation and Human Resources Committee currently is comprised of four non-employee directors, Messrs. Baum (Chair) and Kraemer and Mses. Krongard and O’Leary. The Compensation and Human Resources Committee met six times in 2009. The Committee reviews and approves the compensation for our executive officers. The Committee also administers our 2008 Equity Incentive Plan and other employee benefit plans. A copy of the Compensation and Human Resources Committee charter is available on our website at www.usairways.com. We will also provide a copy of the charter to stockholders, free of charge, upon request to our Corporate Secretary.

The Board of Directors has determined that all members of the Committee are independent within the meaning of NYSE listing standards and our Governance Guidelines, are “non-employee directors” as defined by Rule 16b-3 under the Exchange Act and are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code and related regulations.

Compensation and Human Resources Committee Process for Executive Compensation

Our Compensation and Human Resources Committee’s charter gives the Committee the authority and responsibility to review and approve our overall compensation strategy and policies, including performance goals for executive officers. The Committee is responsible for reviewing and approving the compensation and other terms of employment of our Chief Executive Officer and for evaluating his performance. The Committee is also responsible for reviewing and approving the compensation and other terms of employment of the other executive officers, with input from the Chief Executive Officer. The Committee periodically reviews and assesses the performance of our executive officers, with input from individual members of senior management, the full Board of Directors, and any other appropriate persons. The Committee administers our incentive plans and approves awards under those plans, determines the general design of non-executive compensation plans, and makes recommendations to the Board regarding changes to our executive compensation and benefit plans. The Committee is also responsible for oversight of our significant human resources policies, compensation risk management and succession planning, as well as oversight of our workforce diversity and labor relations.

The Committee has the authority to delegate its duties to subcommittees, but to date has not done so. The Committee has delegated a limited amount of its authority to administer, interpret and amend our general employee benefit plans to our senior-most human resources officer (currently the Executive Vice President — People and Communications), but did not delegate the authority to approve changes that would materially change the cost of the plans or any authority regarding our incentive compensation plans.

Early in the calendar year, the Committee reviews the annual incentive program results from the prior year, establishes the performance goals for the current year, evaluates our executive officers’ individual performance and approves the Compensation and Human Resources Committee’s report for our proxy statement. In April 2007, the Committee adopted an equity grant policy to standardize the timing, practices and procedures in granting equity awards. The policy provides that equity grants, other than new hire, promotion or special purpose grants, will be granted once per year at the second regularly scheduled meeting of the Committee or at a special meeting held for this purpose as close in time to the regularly scheduled meeting as possible. Throughout the year as needed or appropriate, the Committee (1) considers merit increases in base salaries for executive officers, (2) authorizes equity grants associated with internal promotions and new hires of all employees, and (3) approves compensation for internal promotions and new hires of officers. The Committee also monitors and evaluates our benefit plans and agreements with executive officers and management employees throughout the year and recommends adjustments as needed.

The Committee generally receives proposals and information from our Chief Executive Officer, our senior-most human resources officer (currently the Executive Vice President — People and Communications) and compensation consultants engaged by the Committee for its consideration regarding officer compensation. The Committee has sole authority to retain and terminate any outside advisors, such as compensation consultants and legal counsel, and to determine their compensation. In 2009, the Compensation and Human Resources Committee continued to engage Watson Wyatt Worldwide (effective January 1, 2010, now Towers Watson as a result of the merger between Watson Wyatt and Towers Perrin) as its independent compensation consultant to assist in administering executive compensation programs. In 2009, the Committee asked Watson Wyatt to review and provide assistance for the 2009 performance metrics of the incentive compensation plan and long-term incentive plan, as well as counsel in allocating the annual equity grants for 2009. The Committee also used Watson Wyatt’s services to assist in analyzing other executive compensation matters and provide briefings from time to time on legislative and regulatory matters concerning or related to executive compensation. In 2009, Watson Wyatt did not engage in other consulting services for the Company outside of the work provided to this Committee.

Compensation Committee Interlocks and Insider Participation

None of our executive officers or directors serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation and Human Resources Committee.

The Corporate Governance and Nominating Committee currently is comprised of three non-employee directors, Messrs. Kraemer (Chair), Philip and Whisler. The Corporate Governance and Nominating Committee met five times in 2009. The Committee oversees all aspects of our corporate governance functions on behalf of the Board of Directors, including identifying individuals qualified to become Board members, recommending to the Board the selection of director nominees, reviewing and assessing our Governance Guidelines and overseeing the monitoring and evaluation of our corporate governance practices. The Committee’s role includes oversight of the procedures for compliance with significant applicable legal, ethical and regulatory requirements that impact corporate governance. A copy of our Corporate Governance and Nominating Committee charter is available on our website at www.usairways.com. We will also provide a copy of the charter to stockholders, free of charge, upon request.

The Board of Directors has determined that all members of the Committee are independent within the meaning of NYSE listing standards and our Governance Guidelines.

Corporate Governance and Nominating Committee Process for Director Compensation

The Committee’s charter gives the committee the authority and responsibility for reviewing the compensation of our non-employee directors and making recommendations regarding changes to the full Board. On an annual basis, the Committee reviews director compensation and determines whether adjustments in compensation levels are needed.

The Committee generally receives proposals and information from our Chief Executive Officer, outside consultants and publications in connection with its review of director compensation. The Committee has authority to retain and terminate any outside advisors, such as compensation consultants and legal counsel, and to determine their compensation. In 2009, the Committee did not engage an outside compensation consultant.

Director Nominees

All of the current nominees for director in Class II recommended for election by the stockholders at the 2010 Annual Meeting are current members of the Board. Board effectiveness and the recruitment of directors are overseen by the Corporate Governance and Nominating Committee. In evaluating candidates for director, the Committee considers the qualifications described below. Based on the Committee’s evaluation of each of the current nominees’ qualifications and his or her prior performance as a director, the Committee determined to recommend the three Class II directors for re-election. The Committee received no nominations from stockholders for the 2010 Annual Meeting.

Consistent with its charter, the Committee proposes for nomination existing directors and new candidates who have the highest personal and professional integrity, have demonstrated exceptional intelligence and judgment, have proven leadership skills, who are committed to the Company’s success, and have the ability to work effectively with our Chief Executive Officer and other members of our Board of Directors. Also, a nominee must possess skills, experience and expertise appropriate to best serve the long-term financial interests of our stockholders.

Our Board currently includes a group of individuals who have demonstrated success and leadership in a variety of fields and endeavors, with a broad diversity of experience, professions, skills, expertise, education, geographic representation and backgrounds. Importantly, the Board includes, and the Committee continues to seek, individuals with a diversity of opinions, personal experiences and perspectives, and believes our Board of Directors does, and should continue to, be comprised of persons who can contribute experience in public company board service and areas such as strategic planning, leadership of large, complex organizations, mergers and acquisitions, finance, risk management, customer service, consumer marketing, labor relations, human resources, leadership assessment and diversity, safety, investing, information technology and community service. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.

The Committee believes that the backgrounds and qualifications of our directors provide a significant mix of those experiences, expertise and abilities. Once a year, the Committee evaluates the performance of the Board of Directors and Committees in an effort to facilitate the continuous improvement of the Board as well as to assess the specific qualifications, experiences and perspectives of future director candidates that would be most valuable and impactful to the Company’s success. Further, our Corporate Governance Guidelines specify that it is the Board’s objective that the Board be composed of individuals who have, among other things, a diversity of skills, expertise and perspective appropriate for the business and operation of the Company.

In accordance with NYSE listing standards, the Board of Directors ensures that at least a majority of our Board of Directors is independent under the NYSE definition of independence, and that the members of the Board of Directors, as a group, maintain the requisite qualifications under NYSE listing standards for populating the Audit, Compensation and Human Resources and Corporate Governance and Nominating Committees.

In 2009, the Corporate Governance and Nominating Committee retained Russell Reynolds Associates for assistance in identifying and/or evaluating potential director nominees.

Any stockholder wishing to nominate a director candidate should submit in writing the candidate’s name, biographical information and business qualifications, and any other information as required by our Amended and Restated Bylaws, to Richard C. Kraemer, Chairman of the Corporate Governance and Nominating Committee, US Airways Group, Inc., 111 West Rio Salado Parkway, Tempe, Arizona 85281. All submissions must be accompanied by the written consent of the proposed nominee to be named as a nominee if nominated by the Corporate Governance and Nominating Committee and to serve as a director, if elected. Our Amended and Restated Bylaws require that written recommendations be received by us no sooner than 120 days and no later than 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. For the 2011 Annual Meeting of Stockholders, notice must be delivered no sooner than February 10, 2011, and no later than March 12, 2011. All qualified submissions are reviewed by the Committee at the next appropriate meeting. The Committee has a policy of considering candidates who are nominated by stockholders for membership to the Board of Directors in the same manner as candidates recommended by members of the Board of Directors.

The Finance Committee currently is comprised of four non-employee directors, Messrs. Whisler (Chair), Hart and Lakefield, and Ms. Krongard. The Finance Committee met eight times in 2009. The Committee assists the Board of Directors through oversight of our financial affairs, and recommends to the Board financial policies and courses of action, including operating and capital budgets, to accommodate our goals and operating strategies. A copy of our Finance Committee charter is available on our website at www.usairways.com. We will also provide a copy of the charter to stockholders, free of charge, upon request to our Corporate Secretary.

The Labor Committee currently is comprised of Messrs. Parker (Chair), Baum and Lakefield. The Labor Committee met four times in 2009. The Committee meets with representatives of our labor organizations to discuss ideas and concerns of the labor organizations. A copy of our Labor Committee charter is available on our website at www.usairways.com. We will also provide a copy of the charter to stockholders, free of charge, upon request to our Corporate Secretary.

Board Leadership and Structure	Consistent with our Corporate Governance Guidelines and the NYSE listing standards, and like a majority of public companies in the United States, we have combined the roles of Chairman of the Board of Directors and Chief Executive Officer because we believe that to be the most advantageous leadership structure for our Company and the structure which strikes the appropriate balance between effective and efficient Company leadership and oversight by non- management directors.

The leadership of our Board of Directors is the responsibility of our Chairman of the Board and Chief Executive Officer, W. Douglas Parker. In addition, Richard C. Kraemer, in his capacity as Chairman of the Corporate Governance and Nominating Committee, has responsibility for a number of leadership duties including: coordinating agendas for and presiding over regular meetings of the non-management members of the Board; communicating with Mr. Parker following those executive sessions and facilitating other communications between the Board and Mr. Parker; coordinating the annual evaluation of the Board and its Committees and communicating the results of those evaluations; coordinating recommendations by the Corporate Governance and Nominating Committee for the assignment of directors to the Board’s Committees; discussing the nomination of each continuing director in advance of the end of that director’s term; and leading the effort to recruit new directors. We believe that this leadership structure is in the best interests of the Company and our stockholders.

We believe our current Board leadership structure is optimal for us because it demonstrates strong and experienced leadership to our stockholders, employees, customers and other stakeholders, with a single person setting the tone and having primary responsibility for managing our strategy and operations. Mr. Parker brings to the Company a comprehensive knowledge of the Company’s business, a unique combination of financial, marketing, human resources and labor relations expertise and leadership skills, mergers and acquisitions experience, nearly quarter century of experience in the airline industry, 15 years experience as a senior airline executive charged with developing and executing America West’s and the Company’s strategies, almost nine years of experience as the Chairman and Chief Executive Officer of America West and the Company, and service as a director of another large public company.

In his position as Chief Executive Officer, Mr. Parker has primary responsibility for the day-to-day operations of the Company and provides consistent leadership on the Company’s key strategic objectives. In his role as Chairman of the Board, he sets the strategic priorities for the Board, presides over its meetings and communicates its recommendations, decisions and guidance to the other members of senior management. The Board believes that the combination of these two roles with Mr. Parker provides more consistent communication and coordination throughout the organization, a more effective and efficient implementation of corporate strategy, and is important in unifying the Company’s employees behind a single vision. In addition, Mr. Parker is the most knowledgeable member of the Board regarding the Company’s business, challenges and the risks the Company faces and, in his role as Chairman, is able to most effectively facilitate the Board’s oversight of those matters.

The Board believes our combined leadership structure is appropriately balanced by the independence of eight of our nine directors (Mr. Parker is the only director who is not independent), each with significant experience as a director of the Company and working in leadership roles at public companies and other large, complex organizations; the four principal Committees of the Board, each of which is chaired by an independent director; and the role of Mr. Kraemer as Chairman of the Corporate Governance and Nominating Committee.

Board Self-Evaluation	The Corporate Governance and Nominating Committee conducts a periodic assessment of the performance of the Board of Directors, including Board Committees, and provides the results to the full Board for discussion. The purpose of the review is to increase the effectiveness of our Board of Directors as a whole and of each of our Committees. The assessment includes evaluation of the Board of Directors and each Committee’s contribution as a whole, specific areas in which the Board of Directors, the Committee and/or management believe better contributions could be made, and overall Board and Committee composition and makeup.

Code of Ethics	All of our employees, including our principal executive officer, our principal financial and accounting officer, and our directors are required by our Code of Business Conduct and Ethics, or Code of Ethics, to conduct our business in the highest legal and ethical manner. Our Code of Ethics meets the requirements of a “code of ethics” as defined by Item 406 of SEC Regulation S-K and the requirements of a code of business conduct and ethics under NYSE listing standards. The full text of our Code of Ethics is available on our website at www.usairways.com under the links “Company info” — “About US” — “Investor relations” — “Corporate governance.” We will also provide a copy of our Code of Ethics to stockholders, free of charge, upon request to our Corporate Secretary. We intend to post amendments to or waivers from the Code of Ethics as required by applicable SEC and NYSE rules at this location on our website.

Our employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics. The Audit Committee has established procedures to receive, retain and address complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of related concerns.

Board of Directors Role in Risk Oversight	Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental part of that risk management is not only understanding the risks the Company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. Management is responsible for establishing our business strategy, identifying and assessing the related risks and establishing appropriate risk management practices. Our Board of Directors, either directly or through one or more of its Committees, reviews our business strategy and management’s assessment of the related risk, and discusses with management the appropriate level of risk for the Company.

The Board administers its risk oversight function and meets with management at least five times per year to receive updates with respect to our operations, business strategies and the monitoring of related risks. In respect of certain issues, the Board also oversees directly or delegates oversight to Board Committees in respect of selected elements of risk:

•   The Board directly oversees the management of several important risks faced by the Company including risks associated with the day-to-day operation of the airline and the interruption of airline service, airline market perception, revenue production, the Company’s information technology systems, political developments and industry regulation, environmental compliance and labor issues and costs.

•   Our Audit Committee oversees financial risk exposures, including monitoring the integrity of the financial statements, internal controls over financial reporting, and the independence of the independent auditor of the Company, and meets five times per year with our financial management, independent auditors and legal advisors. The Audit Committee receives regular risk and internal controls assessment reports from the Company’s independent auditors and internal auditors. The Audit Committee also assists the Board of Directors in fulfilling its oversight responsibility with respect to legal exposures and compliance with regulatory matters related to the preparation of the Company’s financial statements. The Audit Committee also monitors our whistleblower hot line with respect to financial reporting matters.

•   Our Finance Committee oversees financial, credit, debt covenant, liquidity and fuel price risk by working with our finance and treasury functions to evaluate elements of financial risk, monitor debt covenant compliance and advise on financial strategy, capital structure, long-term liquidity needs and the implementation of risk mitigation strategies. Our Chief Financial Officer and Treasurer meet five times per year with our Finance Committee to discuss and advise on elements of these risks.

•   Our Corporate Governance and Nominating Committee oversees governance related risks by working with our Chief Executive Officer, Executive Vice President — Corporate and outside counsel to establish corporate governance guidelines applicable to the Company, including recommendations regarding director nominees, the determination of director independence, Board leadership structure and membership on Board Committees. The Corporate Governance and Nominating Committee meets five times a year with those executives to monitor and advise regarding those risks.

•   Our Compensation and Human Resources Committee oversees risk management by participating in the creation of, and approving, compensation structures that create incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy as is further described in “Risk Assessment with Respect to Compensation Practices” below. The Committee also works with our Chief Executive Officer and Executive Vice President — People and Communications to oversee risks associated with the retention of the Company’s most senior executives. The Committee meets five times a year with those executives to monitor and advise regarding those risks.

In addition, our Board of Directors has underway a comprehensive study of enterprise wide risk and risk management. At the request of the Board, the study is being lead by the Corporate Governance and Nominating Committee. The Board expects that the initial study will be substantially completed in time for review at the Board’s scheduled meeting in June 2010, but that the key deliverable of the study, the US Airways Group Risk Matrix, will be updated periodically as appropriate to assist the Board’s continuing oversight of risk management.

Risk Assessment with Respect to Compensation Practices	Our management and the Compensation and Human Resources Committee have reviewed the Company’s compensation policies and practices for our employees as they relate to our risk management and, based upon these reviews, we believe that any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on the Company in the future.
Our compensation programs are designed to recruit and retain a highly capable management team and align the interests of management with those of our stockholders. Those programs include both fixed base salaries, which we believe do not encourage risk taking, and incentive compensation programs that are specifically designed to not create material risks for the Company. Our incentive compensation programs for management include three components, our long term equity plans, a cash- based long term incentive plan and our cash-based annual incentive plan. We believe our incentive compensation programs are appropriately balanced between value created indirectly by the performance of the Company’s stock and payments resulting from the achievement of specific management objectives. We also believe that those programs strike an appropriate balance between long term value creation and short term performance. In addition, our incentive compensation programs were designed and are maintained with the assistance of Towers Watson, the Committee’s independent compensation consultant, and we believe those programs are consistent with public company best practices. Our non- management employees participate in incentive compensation programs to a less significant extent than management and, therefore, we believe that compensation programs for those employees also do not create material risk to the Company.
Our equity plans award grants of Company stock, RSUs, stock options or SARs under our stockholder-approved equity incentive plans. Value is created for our employees who are granted stock options and SARs only if our stock increases in value, and stock awards and RSUs increase and decrease in value with the value of our stock, which directly aligns the interests of our employees with those of our stockholders. Grants are made by the Committee with the advice and assistance of Towers Watson. Moreover, because the vesting of those benefits is delayed, our equity plans create value for our executives only if our stock increases in value over extended periods of time. Our long-term incentive program, or LTIP, results in cash payments based on the performance of our common stock as compared to the common stock of a peer group of airlines over an extended (generally three year) period. Again, that program directly aligns the interests of our employees who participate in the program and our stockholders and creates value for our employees only if our stock performance compares favorably to the peer airlines over an extended period of time. The structure of the LTIP is formulaic, determined by the Committee at the beginning of the three-year period, and not subject to change or discretion. Moreover, the LTIP awards are limited to maximum payments determined by the Committee at the beginning of the three-year period.
Our annual incentive program provides the opportunity for cash payments based on the achievement of objective, metric- based targets over a one-year period. The targets currently include Company profitability, airline wide customer service metrics and maintenance of the Company’s cost structure. Those targets are established by the Committee in January of each year with the assistance and advice of Towers Watson. The targets are broad based, measurable, not within the control of any individual or small group of individuals, and audited by our independent and internal auditors. Also, because payments are based on the profitability and the cost efficiency of the Company as a whole, and on delivering a quality customer service experience, the annual incentive program creates important incentives for quality decision making and, again, creates alignment with the interests of our stockholders. In addition, payments are subject to threshold performance and limited to maximum amounts set by the Committee at the beginning of the year.

In addition, we employ several other practices and procedures to mitigate any risk created by our compensation policies and programs. First, as noted above, in “Board of Directors Role in Risk Oversight,” we employ a risk management system overseen by our Board of Directors. Second, legal counsel and the Committee’s compensation consultants periodically review our policies and practices to ensure compliance with laws and consistency with best practices. Third, in all cases, applicable metrics are measured and reviewed by the Committee and groups of employees, not individual employees and, as noted, those metrics are audited. Finally, all of our senior executives hold significant equity stakes in the Company, including blocks of unvested equity, which assures that our management team remains focused on managing risk.

Annual Meeting Attendance	We do not have a policy regarding our directors’ attendance at our Annual Meetings, and members of the Board of Directors are not required to attend. All of our directors attended the 2009 Annual Meeting of Stockholders held on June 10, 2009.

Communications with the Board and Non- Management Directors	Stockholders and other interested parties may communicate directly with any of our senior management, the members of the Board of Directors or any Chairman of a Board Committee, including Richard C. Kraemer, the Chairman of our Corporate Governance and Nominating Committee, by writing directly to those individuals at our principal executive office at 111 West Rio Salado Parkway, Tempe, Arizona 85281. Stockholder communications related to director candidate recommendations should be directed to Mr. Kraemer. In addition, any concerns related to our financial or accounting practices may be communicated directly to George M. Philip, the Chairman of the Audit Committee.

DIRECTOR COMPENSATION

The table below sets forth information regarding compensation paid to our non-employee directors in 2009. The compensation elements are described in the narrative following the table.

	Fees Earned
	or Paid	Stock	All Other
	in Cash	Awards	Compensation	Total
Name (1)	($)	($) (2)	($) (3)	($)

Herbert M. Baum	50,000	60,000	8,240	118,240
Matthew J. Hart	49,000	60,000	29,102	138,102
Richard C. Kraemer	60,000	60,000	28,565	148,565
Cheryl G. Krongard	46,000	60,000	12,441	118,441
Bruce R. Lakefield	45,000	60,000	9,100	114,100
Denise M. O’Leary	49,000	60,000	11,602	120,602
George M. Philip	60,000	60,000	5,385	125,385
J. Steven Whisler	50,000	60,000	6,955	116,955

(1)	The aggregate number of option awards outstanding for each of the directors at December 31, 2009 was as follows:

Name	Options

Herbert M. Baum	24,750
Matthew J. Hart	7,906
Richard C. Kraemer	27,224
Cheryl G. Krongard	8,250
Bruce R. Lakefield	8,250
Denise M. O’Leary	27,224
George M. Philip	8,250
J. Steven Whisler	27,224

(2)	Amounts in this column represent the aggregate grant date fair value, as calculated in accordance with Statement of Financial Accounting Standard Board Accounting Standards Codification Topic 718, “Compensation — Stock Compensation,” or ASC Topic 718, of fully vested share awards granted in 2009. The grant date fair value, as calculated in accordance with ASC Topic 718, of fully vested share awards is equal to the closing trading price of US Airways Group common stock on the date of grant.

(3)	Includes the value of travel benefits received in 2009, tax gross up amounts received in 2009 for travel benefits used in 2008, insurance premiums paid under the charitable contribution program described below and director education program for each non-employee director as follows:

	Travel	Tax	Insurance Premiums and
Name	Benefits	Gross-Up	Education Programs

Herbert M. Baum	$973	$1,027	$6,240
Matthew J. Hart	$3,796	$1,182	$24,124
Richard C. Kraemer	$9,983	$6,566	$12,016
Cheryl G. Krongard	$6,523	$3,418	$2,500
Bruce R. Lakefield	$5,837	$3,263	—
Denise M. O’Leary	$5,286	$2,350	$3,966
George M. Philip	$1,788	$3,597	—
J. Steven Whisler	$2,422	$567	$3,966

Board of Director Fees

Non-employee directors of US Airways Group are paid an annual retainer of $20,000 in cash in four quarterly payments, plus $1,000 for each Board or committee meeting attended in person or by telephone. In addition, non-employee directors who serve as committee chairs, other than the audit committee, receive an annual retainer of $4,000. The audit committee chair receives a $10,000 annual retainer. Non-employee directors are also reimbursed for their reasonable out-of-pocket expenses incurred in connection with attendance at meetings. Directors who are employees of US Airways Group receive no directors’ fees.

Equity Compensation Awards

In November 2008, the Corporate Governance and Nominating Committee recommended to the Board, and the Board approved, a director compensation policy regarding the annual equity grant we make to our non-employee directors. The policy provides that each incumbent non-employee director receives, in accordance with the terms of the US Airways Group, Inc. 2008 Equity Incentive Plan, and subject to the discretion of the Board, an annual equity award of fully vested shares of common stock following each annual meeting of stockholders, with such shares having an aggregate fair market value on the date of grant of $60,000, rounded down to the next whole number of shares. The Committee believes that by granting shares of the Company’s common stock (instead of issuing stock options as had been the practice in the past), moving to a fixed dollar amount of equity compensation, and establishing requirements for ownership of equity by our directors, we have made the equity component of our directors’ compensation consistent with current best practices and further aligned our program with the interests of our stockholders. The changes to our program were also designed to ensure that we are competitive with other airlines and public companies with similar size to allow us to most effectively retain and recruit qualified Board members.

Travel Benefits

Our non-employee directors and their immediate family members, including dependent children, are provided free transportation on US Airways and US Airways Express, along with reimbursement for federal and state income taxes in connection with that travel. Each non-employee director is responsible for reimbursing our company for any international taxes and fees US Airways is required to pay related to international travel. Non-employee directors are also granted 12 roundtrip or 24 one-way passes each year for free transportation on US Airways and US Airways Express (along with reimbursement of related taxes) that they may distribute to non-eligible family and non-family members, and have access to our lounges in various airports.

Upon separation of service, our non-employee directors continue to receive the same travel benefits for a period of five years, if they served at least two years on the Board, or for their lifetime, if they served at least seven years on the Board. These post-separation travel benefits, however, do not include reimbursement for federal and state income taxes in connection with the travel. In addition, the post-separation travel benefits are suspended as to a former director if, and for such time as, such former director is an employee, director, ten percent or more stockholder of, or partner in, or a consultant to, any other airline.

Stock Ownership Guidelines

Effective June 11, 2008, the date of the 2008 annual grant of equity awards, each incumbent non-employee director became required to retain, until his or her completion of service with our Board, a number of shares of our common stock equal to at least 50% of the cumulative shares of common stock granted to that director pursuant to the annual equity award granted through September 2010. Similarly, any new non-employee director who joins the Board after June 11, 2008 will similarly be required to retain at least 50% of the cumulative shares of common stock granted to that director in the form of stock incentive awards in his or her first three years of service.

Directors’ Charitable Contribution Program

America West previously maintained the America West Directors’ Charitable Contribution Program under which all directors of America West were invited to participate. Under the Charitable Contribution Program, upon the death of a participant, America West (or its successor) is required to donate $1 million to one or more qualifying charitable organizations chosen by the participant. A director has to be vested in the Charitable Contribution Program in order for his or her designated recipient to receive a donation. All participants serving as directors of America West at the time of the merger became vested in the Charitable Contribution Program, and the Charitable Contribution Program may not be terminated with respect to these individuals. Current directors who are participants in the Charitable Contribution Program include: Ms. O’Leary and Messrs. Baum, Hart, Kraemer, Parker and Whisler. The charitable contributions will be substantially funded by life insurance proceeds from policies maintained by us on the lives of the participants. Under the terms of the Charitable Contribution Program, America West was allowed to place joint life insurance on two directors. The life insurance policies currently in place under the Charitable Contribution Program are structured as joint policies on the lives of two directors and the insurance benefits are payable at the death of the last survivor. Individual directors derive no direct financial benefit from the Charitable Contribution Program because all insurance proceeds are to be paid and all tax deductions for the charitable contributions accrue solely to us.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than compensation and other arrangements described under “Director Compensation,” “Executive Compensation” and as set forth below, since January 1, 2009, there was not, nor is there currently planned, any transaction or series of similar transactions to which we were or will be a party (a) in which the amount involved exceeded or will exceed $120,000, and (b) in which any director, nominee, executive officer, holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

We have entered into indemnity agreements with our officers and directors that provide, among other things, that we will indemnify each such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings in which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of US Airways Group or its subsidiaries.

Policies and Procedures For Review and Approval of Related Person Transactions

We believe that business decisions and actions taken by our officers, directors and employees should be based on the best interests of US Airways Group, and must not be motivated by personal considerations or relationships. We attempt to analyze all transactions in which US Airways Group participates and in which a related person may have a direct or indirect material interest, both due to the potential for a conflict of interest and to determine whether disclosure of the transaction is required under applicable SEC rules and regulations.

Related persons include any of our directors or executive officers, certain of our stockholders and immediate family members of any of the above persons. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, in any way with the interests of US Airways Group. Our Code of Ethics requires all employees, including our principal executive officer, principal financial officer and principal accounting officer, and our directors, who may have a potential or apparent conflict of interest to fully disclose all the relevant facts to either a personnel supervisor, if applicable, to the Compliance Officer or to the Executive Vice President — Corporate’s office. Once a personnel supervisor, the Compliance Officer or the Executive Vice President — Corporate’s office receives notice of a conflict of interest, they will report the relevant facts to our internal auditors. The internal auditors will then consult with the Audit Committee and a determination will be made as to whether the activity is permissible. The full text of our Code of Ethics is available on our website at www.usairways.com under the links “Company info” — “About US” — “Investor relations” — “Corporate governance.”

In addition to the reporting requirements under the Code of Ethics, each year our directors and officers complete Directors’ and Officers’ Questionnaires identifying the transactions with us in which the officer or director or their family members have an interest, if any. A list is then maintained by us of all companies known to us that are affiliated with a related person. Any potential transactions with such companies or other related person transactions are reviewed by our Executive Vice President — Corporate and brought to the attention of the Audit Committee as appropriate. Our Audit Committee is responsible for reviewing and approving all material transactions with any related person.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed and discussed with our management our audited consolidated financial statements for the fiscal year ended December 31, 2009, or Audited Financial Statements.

The Audit Committee has discussed with KPMG LLP, our independent registered public accounting firm for the fiscal year ending December 31, 2009, the matters required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, “Communication with Audit Committees” and Rule 2-07 of Regulation S-X, “Communication with Audit Committees.”

The Audit Committee has received the written disclosures and the letter from KPMG LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee that might bear on the firm’s independence, and has discussed with KPMG LLP its independence and has considered the compatibility of the non-audit services provided by KPMG LLP with respect to maintenance of that independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the Audited Financial Statements be included in our Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the SEC.

Respectfully submitted,

Audit Committee

George M. Philip (Chair)
Matthew J. Hart
Richard C. Kraemer
Denise M. O’Leary

This report of the Audit Committee is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by us under the Securities Act or the Exchange Act.

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses the principles underlying our policies and decisions with respect to the compensation of our executive officers who are named in the “Summary Compensation Table” and the most important factors relevant to an analysis of these policies and decisions. These “named executive officers” for 2009 include W. Douglas Parker, Chairman of the Board and Chief Executive Officer; J. Scott Kirby, President; Robert D. Isom, Jr., Chief Operating Officer; Stephen L. Johnson, Executive Vice President — Corporate; and Derek J. Kerr, Executive Vice President and Chief Financial Officer.

Our compensation strategy focuses on providing a total compensation package that will not only attract and retain high-caliber executive officers and employees, but will also be utilized as a tool to communicate and align employee contributions with our corporate objectives and stockholder interests. Each of the key elements of our executive compensation program is discussed in more detail below. Our compensation programs are designed to be flexible and complementary and to serve collectively the compensation objectives discussed below.

Determination of Compensation

Roles of Our Compensation Committee in Compensation Decisions

The Compensation and Human Resources Committee of the Board of Directors of US Airways Group, or the Committee, administers our compensation program for all officers, including the named executive officers. The Committee is comprised of four independent directors. The overarching goals of the Committee are to create for our executives compensation programs which allow us to recruit and retain a highly capable management team and to align management and stockholder interests over the long-term. The Committee considers management input on its executive compensation programs but also relies on its outside consultant, Towers Watson, for external and objective perspective and best practice guidance.

We have a compensation structure that comprises both fixed and variable pay. The Committee reviews our compensation policies annually, taking into account attrition, diversity and development needs as they relate to our executive team and our compensation programs. Management will from time to time also bring subjects to our attention that might require alterations to our compensation policies, especially when they have identified specific areas that require additional executive talent or unique executive skills that our company may not currently have in place.

Competitive Market Data and Use of Compensation Consultants

Our executive compensation consists of base salaries, an annual incentive program, a long-term incentive program, equity awards, and other employee benefits. During 2009, the Committee engaged Watson Wyatt (prior to its merger with Towers Perrin) as its independent compensation consultant to assist in administering our executive compensation program. During this time, Watson Wyatt provided compensation counsel and helped establish performance metrics for our annual and long-term incentive programs. They accomplished this work by comparing specific elements of our compensation programs to other airlines, including American Airlines, Alaska Airlines, Continental Airlines, Delta Air Lines, United Airlines, JetBlue Airways and Southwest Airlines, as well as to other broader market data covering companies of similar size (generally between $10 billion and $15 billion in revenue). We believe it is relevant to review compensation programs at other airlines because we compete with them for executive talent, as well as to benchmark against general industry as most of our executives’ key skills are transferable to other industries. Also in 2009, Watson Wyatt provided briefings to the Committee on legislative, regulatory and shareholder advisor guideline developments relevant to the Company’s design and governance of executive compensation programs.

Compensation Policies and Objectives

Our compensation programs should motivate the management team to maximize stockholder value over time without creating unnecessary or excessive risk-taking that would have a material adverse effect on the Company. We attempt to accomplish this by creating compensation programs that are designed to:

•	attract and retain high-quality, results-oriented leaders from within and outside the airline industry;

•	align the interests of our leadership team and our stockholders through stock-based compensation, as well as annual and long-term performance incentive awards;

•	reward executives for achieving strategic, operational and financial goals that are consistent with stockholder interests;

•	increase variable compensation as management responsibilities increase; and

•	provide a total compensation package that recognizes both individual contributions and corporate performance.

Although the Company was not profitable for 2009, under the direction of the CEO and the management team, our operational performance improved, our liquidity position was enhanced, ancillary revenue programs produced additional revenue of over $400 million, and our cost performance was among the best in the industry. Management’s achievements, in light of some of the strongest economic headwinds in more than a decade, were noteworthy, and our 2009 compensation programs reflect the limited success achieved during extraordinarily difficult economic times. The operational turnaround put into place in late 2007 continued in 2009, and to motivate the leadership team to continue to focus on financial and operational excellence, our compensation programs included elements designed to drive results in both of these areas.

Executive Compensation Mix with an Emphasis on Variable Pay

We are strong proponents of pay for performance. Our emphasis on variable pay aligns executive and stockholder interests because there is a significant amount of compensation tied directly to stockholder return in the form of a long-term incentive program as well as through equity grants. In other words, if the stock does not perform for the stockholders, certain components of our executive compensation programs do not pay out. For 2009, 83% of the Company’s Chief Executive Officer’s target compensation was variable. Target compensation here is defined as the target payout for the annual incentive program, the target payout for the long-term incentive plan, and the value of any equity grants made during the year on the date they were granted. Of that amount, 80% was tied to increasing long-term stockholder value by directly linking compensation to total stockholder return or increased share price. For our other named executive officers, 2009 target compensation was on average 79% variable.

Salaries, annual incentive at target and long-term incentives at target are each designed to provide, on a combined basis, a level of total compensation that ensures we are competitive with other major airlines and general industry and that also reflects the relative responsibilities of our executives.

Base Salary

Base salaries are focused on rewarding individual responsibility, performance and competence. When setting them, we consider the following:

•	the executive’s level of responsibility, experience and officer status;

•	the range of salaries for the particular level of executive in relation to that of the Chief Executive Officer;

•	levels of market salaries among general industry; and

•	our evaluation of the executive’s performance over time.

While we aim to establish competitive base salaries, we are far more focused on establishing a culture where creating value for our stockholders is always at the forefront of our leadership team’s decision-making. Over time, we have reduced the emphasis on fixed compensation by establishing base salaries at a mid-range relative to base salaries for similar positions at other major airlines and by establishing greater pay for performance components for each executive’s total compensation.

Our executive officers did not receive any merit increases during 2009 in large part due to the financial position of the Company. At his own request, our Chief Executive Officer continued to receive a base salary that has remained the same since he first took his position in September 2001. That base salary is $550,000. In 2009, two-thirds of competing airlines’ chief executive officers had base salaries higher than our Chief Executive Officer, W. Douglas Parker, and among the five largest network carriers, Mr. Parker’s base salary was the lowest. For purposes of the preceding sentence, competing airlines include: AirTran, Alaska, American, Continental, Delta, Hawaiian, JetBlue, Southwest and United.

The base salaries earned by all of our named executive officers during 2009 are set forth in the “Summary Compensation Table” below.

Annual Incentive Program

Overview

Our executive officers and other key salaried employees have the opportunity to earn annual cash incentive awards under an annual incentive program if annual corporate goals are achieved and individual performance is consistent with predetermined performance criteria. Annual incentives also provide us with a retention tool as employees in most cases must remain employed through the payment date in order to receive payment of any potential annual incentive program awards.

The Company’s 2009 Annual Incentive Program uses financial and operational goals to drive results. These goals are designed to work in tandem so that risk-taking is managed in such a way that short-term operational and cost management success do not overwhelm or become more relevant than our overarching goal of returning value to our stockholders over the long-term. In establishing the performance criteria for the 2009 Annual Incentive Program, the Committee focused on creating incentives designed to continue driving improved operational and financial performance so that, over the long-term, the Company’s share price would ultimately reflect these positive results. The weighting of the financial and operational goals are more heavily tied to the achievement of financial goals as an executive’s responsibilities increase. For our Chief Executive Officer and the named executive officers, the weighting for achieving the established financial goal is 60%, while the weighting for achieving the established operational goals is 40%.

The Committee established a corporate financial performance goal for the 2009 Annual Incentive Program of pre-tax income that corresponds to the goal used for our all-employee profit sharing program. The Committee also established four operational performance targets based on relative mainline on-time flight performance, year-over-year improvements for baggage handling and customer complaints and cost management. The first three elements are key customer service metrics measured and reported by the U.S. Department of Transportation, or DOT, and the fourth, cost management, is an important indicator of financial performance that is subject to the control of our management team. The relative on-time flight performance was based on the number of months US Airways ranked among the top three airlines in on-time flight performance as determined by the DOT, and was benchmarked against the following peer group of airlines: AirTran, Alaska, American, Continental, Delta, JetBlue, Northwest, Southwest and United which, together with US Airways, were the ten largest DOT reporting airlines during 2009. The improvements to baggage handling and customer complaints were established to drive continued improvement from our 2008 results. Cost management targets were established based on management’s commitment to improve on-time flight performance, baggage handling and customer complaints within the forecasted budget for 2009.

The threshold, target and maximum performance levels for the financial and operational metrics, as well as the corresponding annual incentive funding level, weighted in the manner described above, were as follows:

Financial Metric:		2009 Pre-Tax Income	Funding Level (60% of Total)

	Threshold:	$1	0%
	Target:	$200 million	100%
	Maximum:	$400 million	200%

		Relative Mainline On-time
		Flight Performance Rating –
Operational Metrics:		Months in Top Three	Funding Level (10% of Total)

	Threshold:	3 months	50%
	Target:	5 months	100%
	Maximum:	9 months or more	200%

	Year-Over-Year Baggage
	Handling Improvement	Funding Level (10% of Total)

Threshold:	5%	0%
Target:	15%	100%
Maximum:	25%	200%

	Year-Over-Year Customer
	Complaint Improvement	Funding Level (10% of Total)

Threshold:	5%	0%
Target:	15%	100%
Maximum:	25%	200%

	CASM ex Fuel and
	Profit Sharing	Funding Level (10% of Total)

Threshold:	9.75 cents	0%
Target:	9.46 cents	100%
Maximum:	9.18 cents	200%

Any performance falling between threshold, target and maximum levels would result in a pro rata adjustment of funding level based on straight-line interpolation. In January 2009, the Committee also established the following target payout levels for the Annual Incentive Program, which did not change from the levels used in the 2008 Incentive Compensation Plan, for the named executive officers in 2009:

	2009 Payout Level
	as a Percentage of Base Salary
Named Executive Officer	Target	Maximum

W. Douglas Parker	100%	200%
J. Scott Kirby	80%	160%
Robert D. Isom, Jr.	80%	160%
Stephen L. Johnson	80%	160%
Derek J. Kerr	80%	160%

As Mr. Kerr was promoted on January 22, 2009, his target payout level was 60% for the time he remained a Senior Vice President, and 80% for the period after he was promoted to Executive Vice President. Therefore, his 2009 target payout level was equal to 60% multiplied by one month of his pre-promotion base salary, plus 80% multiplied by eleven months of his post-promotion base salary. As Mr. Johnson commenced employment in March 2009, his 2009 target payout level was equal to 80% of his pro-rated 2009 annual base salary.

Annual Incentive Program Results

In 2009, the Company had a pre-tax net loss of $243 million. While this compared favorably to our 2008 pre-tax net loss of $2.2 billion, like our all-employee profit sharing program, the financial component of the 2009 Annual Incentive Program did not result in any payment because a pre-tax profit was not achieved. Operationally, US Airways exceeded the maximum goals for three of the four metrics, including improved baggage handling, customer complaints and cost management. We reduced mishandled baggage by 31% from 2008. Customer complaints were reduced by 35%, and our unit costs excluding fuel and profit sharing accruals were 9.17 cents for 2009, which compared favorably to our original budgeted forecast. Also, US Airways met the threshold goal for on-time performance by ranking among the top three airlines in on-time flight performance as determined by DOT for three months in 2009. The following table summarizes our actual performance results relative to each performance goal.

	2009 Target
Performance Goal	Performance Goal	Actual Performance	Funding Level

2009 Pre-Tax Income	$200,000,000	$(243,000,000)	0%
On-time Flight Performance Rating	5 out of 12 months in top three	3 out of 12 months in top three	50%
Baggage-Handling Improvement (as a percentage between 2008 and 2009)	15%	31%	200%
Customer Complaint Improvement	15%	35%	200%
Cost Management (unit costs, excluding fuel and profit sharing accruals)	9.46 cents	9.17 cents	200%

Based on these results, and subject to the discretion of the Committee, each named executive officer was entitled to receive 65% of his or her respective target annual cash incentive amount. The Committee further considered the results and potential payouts for each of the named executive officers in light of the challenging macro-economic issues faced during 2009, exceedingly weak industry revenue conditions, and our senior management’s success in addressing the Company’s operational and liquidity requirements during the country’s worst recession since the Great Depression and the most challenging credit markets in decades. Based on these factors, the Committee awarded incentive payments to Messrs. Parker, Kirby, Isom, Johnson and Kerr at 78% of target.

Long-Term Incentive Plan

Overview

We have a cash-based long-term incentive plan that, as currently designed, is intended to focus the management team’s efforts on stockholder return over a multi-year period. This program motivates executives to achieve long-term strategic goals consistent with stockholder interests and aligns the interests of management and stockholders by tying payment directly to a positive change in our stock price, a measure which represents tangible returns for stockholders. In addition, long-term incentives provide us with a valuable retention tool, as employees in most cases must remain employed through the payment date, generally three years after grant, in order to receive payment of their long-term incentive program awards. In limited cases, there are exceptions for termination of employment due to retirement, death or disability, as described under the section entitled “Potential Payments Upon Termination or Change in Control.”

Our cash-based Long-Term Incentive Performance Program, also called the LTIP, is adopted under our 2008 Equity Incentive Plan. The LTIP provides a cash incentive if we achieve a minimum threshold ranking for relative “total stockholder return,” or “TSR,” over rolling three year performance cycles. The relative performance is ranked over the three year period against a pre-defined competitive peer group. At the end of each performance cycle the amount of TSR, as calculated based on the price appreciation of our common stock and the amount of any dividends paid during the performance cycle, is compared against the TSR for members of the pre-defined competitive peer group. The price appreciation component of TSR for each company is calculated by taking the average of the daily closing prices over the three-month period before the measurement date, which is the first and last days of the performance cycle. The Committee chose TSR over a multi-year period as the performance measure for the LTIP because it is a measure commonly used in the airline industry. Establishing multi-year cycles makes the program effective on a long-term basis because it accommodates the highly volatile and cyclical nature of our industry. Measuring TSR in relation to other airlines also encourages management to not only drive returns for our stockholders but also to outperform other large U.S.-based airlines.

Incentive awards are set as a percentage of base salary and vary by position, with higher percentages payable for higher level executives. This structure was designed to further our compensation goal of increasing the relative amount of compensation at risk as management responsibilities increase, and by making a higher proportion of the total compensation for higher level executives contingent upon achieving stated long-term corporate goals. The Committee assigns a threshold, target and maximum performance goal. A certain percentage of base salary is paid upon achieving each goal, and straight-line interpolation is applied to determine payouts for performance that falls between threshold and target and between target and maximum. Payment is generally made in cash within sixty days after the end of the performance cycle, but in no event later than March 15th following the year in which the performance cycle ends. The Committee does not have discretion to increase or decrease the awards once a performance cycle has begun. However, the Compensation Committee may discretionarily determine special performance cycles other than the usual three-year periods beginning each January 1, if it deems that action appropriate.

Cycle Ended December 31, 2009

In 2007, the Committee established a three-year performance cycle commencing on January 1, 2007 and ending on December 31, 2009. Watson Wyatt provided an overview of the proposed 2007 program, taking into consideration input from management. Watson Wyatt recommended increasing the TSR ranking associated with the threshold payout percentage to make the program more challenging, enhance the objective of encouraging executives to increase stockholder value, and better align the program with general market trends. At the same time, Watson Wyatt recommended making the maximum payout achievable at either a first or second TSR ranking versus peer airlines, encouraging attainment of the maximum payout while still keeping maximum performance at the top 10% of TSR performance among the peer group. The Committee made the recommended adjustments in the corresponding TSR rankings. The peer group of publicly traded airlines for the cycle ended December 31, 2009, which was established by the Committee in early 2007, included: AirTran, Alaska, American, Continental, Delta, Frontier, Hawaiian, JetBlue, Midwest, Northwest, Southwest and United.

Target long-term incentive payout levels for the 2007-2009 performance cycle, which would have been achieved at a TSR rank of 7 out of the 13 airlines in the peer group, remained at 125% of base salary at the Chief Executive Officer level, 115% of base salary at the President level, and 100% of base salary at the Executive Vice President level. US Airways’ TSR for the cycle ended December 31, 2009 did not achieve the threshold minimum and no payments were made under this program for those results.

Current Cycles

In addition to the unique individual cycles described below, in 2009 there were two other cycles running under the Long-Term Incentive Performance Program. The first cycle began January 1, 2008 and ends December 31, 2010 and the second began January 1, 2009 and ends December 31, 2011. For the cycle that began January 1, 2009 and ends December 31, 2011, US Airways’ TSR will be compared to a peer group of the following ten airlines: AirTran, Alaska, American, Continental, Delta, Frontier, Hawaiian, JetBlue, Southwest and United.

The following chart provides payment levels for the performance cycle beginning January 1, 2009 through December 31, 2011 (rounded to the nearest full percent).

	Payout as a % of Base Salary
Our TSR Relative Rank	CEO	President	EVP	SVP

1-2 of 11	200%	200%	175%	140%	(Maximum	)
3 of 11	175%	172%	150%	117%
4 of 11	150%	143%	125%	93%
5 of 11	125%	115%	100%	70%	(Target	)
6 of 11	101%	93%	81%	57%
7 of 11	78%	71%	62%	43%
8 of 11	54%	49%	43%	30%	(Threshold	)
9-11 of 11 or lower	0%	0%	0%	0%

Although executives are generally required to remain employed through the payment date in order to receive payment of an LTIP, there are exceptions for termination of employment due to retirement, death or disability, as described under the section entitled “Potential Payments Upon Termination or Change in Control.”

Individual LTIP Cycles

Upon hiring Robert Isom as our Executive Vice President and Chief Operating Officer on September 6, 2007, the Committee established a special performance cycle for him that began on September 6, 2007 and ended on December 31, 2009. Mr. Isom’s award had the same terms and conditions as the other awards under our LTIP. For Mr. Isom’s special performance cycle that ended December 31, 2009, we did not achieve the TSR threshold ranking required to award an LTIP payout.

Upon hiring Stephen Johnson to Executive Vice President — Corporate on March 16, 2009, the Committee established two special performance cycles for him that began on March 16, 2009. The first ended on December 31, 2009 and the second will end on December 31, 2010. Mr. Johnson’s awards have the same terms and conditions as the other awards under our LTIP. For Mr. Johnson’s special performance cycle that ended December 31, 2009, we did not achieve the TSR threshold ranking required to award an LTIP payout. The following payment amount was established for the special performance cycle ending December 31, 2010 (rounded to the nearest full percent):

Our TSR Relative Rank	Payout as a % of Base Salary

1-2 of 11	175%	(Maximum	)
3 of 11	156%
4 of 11	138%
5 of 11	119%
6 of 11	100%
7 of 11	72%	(Target	)
8 of 11	43%	(Threshold	)
9-11 of 11	0%

Stock-Based Compensation

A fourth component of our compensation programs consists of stock-based compensation. We make annual awards of stock-based compensation to focus key employees on our performance over time and to further link the interests of recipients and stockholders. The Committee believes that stock-based awards provide an appropriate incentive to employees to meet our long-term goal of maximizing stockholder value. Our insider trading policy prohibits executive officers from hedging the economic risk of security ownership. The Committee determines the number of awards to be granted to an individual based upon a variety of factors, including:

•	level of responsibility and job classification level;

•	job performance;

•	retention value; and

•	the results of compensation analysis described earlier in this report.

Since the merger in September 2005, our equity grants have consisted of restricted stock units and stock appreciation rights. These grants have been made under the US Airways Group, Inc. 2005 Equity Incentive Plan and the US Airways Group, Inc. 2008 Equity Incentive Plan. Both plans are long-term compensation plans that provide for the award of incentive stock options, nonstatutory stock options, stock appreciation rights, stock purchase awards, stock incentive awards, stock unit awards, and other forms of equity compensation (including performance-based stock awards), as well as performance-based cash awards, to executives and other key salaried employees.

Vesting requirements are designed to increase retention and create incentives for the achievement of strategic and operational goals, and are designed to provide an incentive to create stockholder value over time, since the full benefit of the stock appreciation rights cannot be realized unless stock appreciation occurs over a number of years. Restricted stock units may provide for dividend equivalents if so determined by the Committee. While we do not currently declare dividends, providing for dividend equivalents if and when dividends are declared better aligns the executive’s incentives with those of stockholders, who receive the actual dividend payment.

In April 2007, the Committee adopted an equity grant policy to standardize the timing, practices and procedures in granting equity awards. The policy provides that equity grants, other than new hire, promotion or special purpose grants, will be granted once per year at the second regularly scheduled meeting of the Committee or at a special meeting held for this purpose as close in time to the regularly scheduled meeting as possible. Our grants of equity compensation may also be affected by employment agreement provisions. Mr. Parker’s employment agreement provides that Mr. Parker will be granted equity-based awards commensurate with his status as our most senior executive officer, at the times when equity grants are made to other senior executive officers as a group.

In April 2009, Watson Wyatt provided an analysis of the overall equity grant framework and individual grants for executive officers, taking into account the limited number of shares available and the impact of the decline in the stock price on the number of stock appreciation rights and restricted stock units required to provide equivalent value to grants made in prior years. Watson Wyatt also noted the retention concerns shared by the Committee and by management, particularly in light of speculation about airline industry consolidation and historically challenging economic conditions in the industry. Watson Wyatt recommended adjusting the mix of awards granted in 2009 to 100% stock appreciation rights with no award of restricted stock units, and to reduce the value of the overall grant from the previous year’s value. After taking into account the industry environment and general market environment, the Committee determined to award a lower overall grant value than in prior years. While grants to our named executive officers and other executive officers were in the form of stock-settled stock appreciation rights, in order to not deplete the pool of shares available for grant under our 2008 Equity Incentive Plan, the Committee determined to make grants entirely in the form of cash-settled stock appreciation rights for all other employees.

The following table sets forth the equity awards granted to our named executive officers during fiscal year 2009. All grants were made under the 2008 Equity Incentive Plan. Each named executive officer received an award as part of the annual grant in April 2009. In connection with his promotion from Senior Vice President to Executive Vice President in January 2009, Mr. Kerr was granted an award of restricted stock units and stock appreciation rights. Mr. Johnson received an award in March 2009 in connection with his recruitment to the Company.

				Exercise or Base
		Number of Shares of	Number of Stock	Price of Option
Name	Grant Date	Restricted Stock Units (#)	Appreciation Rights (#)	Awards ($/Sh)

W. Douglas Parker	4/8/2009		849,000	$3.10
J. Scott Kirby	4/8/2009		589,000	$3.10
Robert D. Isom, Jr.	4/8/2009		438,000	$3.10
Stephen L. Johnson	3/16/2009		175,000	$2.80
	4/8/2009		275,000	$3.10
Derek J. Kerr	1/22/2009		25,000	$7.65
	1/22/2009	10,000
	4/8/2009		438,000	$3.10

Severance Obligations

We believe that change in control and severance benefits are essential for us to fulfill our objective of attracting and retaining key managerial talent. As such, we have entered into Executive Change in Control Agreements with our executives and have entered into an employment agreement with Mr. Parker that provides for severance payments upon qualifying terminations. These agreements were adopted to reinforce and encourage the continued attention and dedication of members of management to their assigned duties without the distraction arising from the possibility of a change in control, and to enable and encourage management to focus their attention on obtaining the best possible outcome for our stockholders without being influenced by their personal concerns regarding the possible impact of various transactions on the security of their jobs and benefits. In addition to providing severance benefits to any participant who incurs a termination of employment under certain circumstances following a change in control, the policy provides for severance payments in the event of termination without cause or termination by the employee for good reason under circumstances not involving a change in control. Under the agreements, in the event of a change in control or a qualifying termination, eligible executives may be entitled to receive a multiple of their salary, equity award acceleration, travel privileges and certain other benefits as more fully described in the section entitled “Potential Payments Upon Termination or Change in Control” below.

In April 2010, the Committee adopted a policy that the Company will not enter into any new agreements with its named executive officers that include excise tax gross-up provisions with respect to payments contingent upon a change in control of the Company, provided that, if the Company determines that it is appropriate to do so to recruit a new executive, limited reimbursement for excise taxes may be included in the executive’s contract. In those specific circumstances, the excise tax gross-up will be limited to payments triggered by both a change in control and a termination of the executive’s employment and will be subject to a three-year sunset provision. This new policy will not affect existing agreements with any current named executive officer, which agreements will continue to apply according to their terms.

Other Benefits and Perquisites

We maintain several broad-based employee benefit plans in which all employees, including the named executive officers, participate, such as group life and health insurance plans and a 401(k) plan. These benefits are provided as part of the basic conditions of employment that we offer to all of our employees.

Flight Benefits

As is standard industry practice, we provide certain flight benefits to our employees. Free flights on our airline are available to all employees, although travel benefits are provided at an enhanced level to our officers, including the named executive officers, and we cover the income tax liabilities related to those enhanced travel benefits. We believe that by providing positive space travel without tax consequences to our officers we are able to offer a unique and highly valued benefit at a low cost to the Company. This benefit also encourages our officers to travel frequently, and while doing so, meet and listen to our employees, solicit feedback from employees and customers, and audit aircraft appearance and quality and monitor operational performance throughout our domestic and international route system.

The flight benefits provided to officers include unlimited top-priority reserved travel in any class of service, for the officer and his or her immediate family, including eligible dependent children, for personal purposes. The officer and his or her immediate family, including eligible dependent children, also have access to our travel lounges at various airports. The officer’s parents may also travel in any class of service if space is available, subject to a service fee and payment of any applicable security fees and international taxes. The officers are also eligible for 12 free roundtrip passes or 24 free one-way passes each year for reserved travel for non-eligible family members and friends, and we cover the income tax liability related to these travel benefits. The officer is required to pay international fees and taxes, if applicable.

Enhanced Benefits to NEOs and Other Officers

We also provide certain of our executives, including our named executive officers, with enhanced benefits and perquisites in order to provide financial security, convenience and support services that allow them to more fully focus attention on carrying out their responsibilities to the Company’s stockholders. In addition, these benefits and perquisites are standard in our industry and consequently are necessary for us to be competitive in recruiting and retaining talented executives. We believe that the incremental cost to us of the benefits that we provide to our executive officers under the plans and perquisites discussed above is not material to the Company.

Executive officers receive life insurance and long-term disability benefits that are at an enhanced level compared to what is provided for other employees. Our officers are also provided director/officer liability insurance coverage and are parties to indemnity agreements with us. We also make additional cash payments to the named executive officers to cover their income tax liabilities for any taxable moving expenses and taxable life insurance benefits.

We also offer our executives perquisites in the form of financial advisory services and executive physicals. Each year, we will reimburse up to $4,500 for Senior Vice Presidents or higher level officers to receive personal tax planning, estate planning and retirement planning services from a certified financial planner, certified public accountant or attorney. We also pay the full cost of executive physicals and up to $2,500 of additional diagnostic tests elected by the executive.

Our executives also have the opportunity to use tickets that we receive pursuant to marketing agreements with sports franchises at various athletic stadiums around Phoenix, Arizona, for personal use at no cost to the executive.

Parker Enhanced Benefits

As required under Mr. Parker’s employment agreement, we pay monthly dues and assessments for a club membership. We also pay Mr. Parker an additional amount to cover his income tax liability for these payments. In addition, Mr. Parker is a participant in the America West Directors’ Charitable Contribution Program, under which we pay annual premiums on a joint life insurance policy. Under the program, a $1 million death benefit will be donated to one or more qualifying charitable organizations chosen by Mr. Parker. For a more detailed description of the charitable contribution program, see the narrative above under the Director Compensation table.

Isom Enhanced Benefits

As disclosed in our 2009 Proxy Statement, on January 21, 2009 the Committee approved additional relocation benefits to Mr. Isom to assist him in completing his relocation to the Phoenix, Arizona area. Under the program approved by the Committee, in February 2009 we purchased Mr. Isom’s residence in Minnesota through a transaction with a third party relocation provider for a total of $1.35 million, which included a payment to Mr. Isom for the loss on the sale. In May 2009, the third party provider sold the home on our behalf, and we received the proceeds from that sale of $1.10 million. We also paid any out-of-pocket expenses (e.g., transfer taxes, maintenance, utilities, insurance, etc.) and associated fees related to the purchase and resale of the home. The Committee also approved payment of a tax gross-up to Mr. Isom for any amounts deemed taxable compensation to him as a result of our purchase of his residence. This tax gross-up is consistent with our general practice of grossing up management relocation benefits. The Committee approved this transaction because it concluded it was critically important for the Company to continue to realize the extraordinary results from the operational turnaround led by Mr. Isom, achieved since he joined the Company in September 2007. The Committee further sought to aid Mr. Isom and his family during their transition to Arizona, and wanted to ensure that Mr. Isom was not unnecessarily distracted by commuting while he and his family attempted to sell their home in an extremely weak housing market. In addition, pursuant to an agreement entered into with Mr. Isom in connection with our recruitment of him in 2007, Mr. Isom is also entitled to lifetime positive space travel benefits following the termination of his employment, replacing travel benefits he forfeited when he left his prior employer to work with us.

For additional information on any individual benefits provided to our named executive officers on an individual basis, see “Summary Compensation Table” and “Employment and Other Executive Agreements” below.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1.0 million paid to the chief executive officer and certain other highly compensated executive officers. Performance-based compensation arrangements may qualify for an exemption from the deduction limit if they satisfy various requirements under Section 162(m). The Committee considers the impact of this rule when developing and implementing our executive compensation programs and attempts to structure the programs to comply with these requirements. However, the Committee believes that it is important to preserve flexibility in designing compensation programs and in some cases has adopted compensation components that do not meet the Section 162(m) requirements. While stock appreciation rights and LTIP awards granted under the 2008 Equity Incentive Plan and previously under the 2005 Equity Incentive Plan are intended to qualify as “performance-based” (as defined in the Internal Revenue Code), amounts paid under our other compensation programs may not qualify.

The Committee also considers the manner in which compensation is treated for accounting purposes when developing and implementing our executive compensation programs. In particular, the Committee considers the accounting treatment of alternative forms of stock-based compensation under ASC Topic 718 when approving awards of stock-based compensation.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

The Compensation and Human Resources Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on this review and discussion, the Compensation and Human Resources Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted,

Compensation and Human Resources Committee

Herbert M. Baum (Chair)
Richard C. Kraemer
Cheryl G. Krongard
Denise M. O’Leary

This report of the Compensation and Human Resources Committee is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by us under the Securities Act or the Exchange Act.

EXECUTIVE OFFICERS

The following table lists our executive officers as of April 12, 2010. Each of the executive officers is also an executive officer of our principal operating subsidiary, US Airways, Inc.

Name	Age	Title

W. Douglas Parker	48	Chairman of the Board and Chief Executive Officer
J. Scott Kirby	42	President
Elise R. Eberwein	44	Executive Vice President — People and Communications
Robert D. Isom, Jr.	46	Executive Vice President and Chief Operating Officer
Stephen L. Johnson	53	Executive Vice President — Corporate
Derek J. Kerr	45	Executive Vice President and Chief Financial Officer
C.A. Howlett	66	Senior Vice President — Public Affairs

Set forth below is certain information as of April 12, 2010 regarding our executive officers other than W. Douglas Parker, including their ages and principal occupations.

J. Scott Kirby. Mr. Kirby joined AWA as Senior Director — Schedules and Planning in October 1995. In October 1997, Mr. Kirby was elected to the position of Vice President — Planning and in May 1998, he was elected to the position of Vice President — Revenue Management. In January 2000, he was elected to the position of Senior Vice President — E-Business and Technology of AWA. He was elected as Executive Vice President — Sales and Marketing of AWA in September 2001. Mr. Kirby served as Executive Vice President — Sales and Marketing of US Airways Group and US Airways from the effective date of the merger with America West on September 27, 2005 until his promotion to President of each entity on October 1, 2006.

Elise R. Eberwein. Ms. Eberwein joined AWA in September 2003 as Vice President — Corporate Communications. From September 27, 2005, the effective date of the merger, through October 2005, Ms. Eberwein served as Vice President — Corporate Communications of US Airways Group and US Airways. She served as Senior Vice President — Corporate Communications of US Airways Group and US Airways from November 2005 to September 2006, when she was appointed as Senior Vice President — People, Communication and Culture of each entity. In November 2009, Ms. Eberwein was appointed as Executive Vice President — People and Communications. Prior to joining AWA, Ms. Eberwein held various communications positions for three other airlines, including Frontier Airlines where she served as Vice President, Communications from 2000 until she joined AWA.

Robert D. Isom. Mr. Isom joined AWA as Senior Director — Financial Planning and Analysis in 1995. He was elected to Vice President — Operations Planning for AWA in 1997. In 2000, Mr. Isom was elected to the position of Vice President — Revenue Management. Mr. Isom left AWA in 2000 to serve as Vice President — Finance for Northwest Airlines, Inc. In 2001, he was appointed Vice President — International for Northwest Airlines, and in 2003 he was appointed Senior Vice President — Ground Operations and Customer Service. Mr. Isom left Northwest Airlines in 2005 to serve as Chief Operating Officer for GMAC, Residential Finance Group, GMAC ResCap. He was appointed Chief Restructuring Officer of GMAC in 2006. In September 2007, Mr. Isom was elected Executive Vice President and Chief Operating Officer for US Airways Group and US Airways.

Stephen L. Johnson. Between 1995 and 2003, Mr. Johnson held a variety of positions with America West and AWA prior to the merger with US Airways Group, including Senior Vice President — Corporate Affairs and Executive Vice President — Corporate. From 2003 to 2009, Mr. Johnson was a partner at Indigo Partners LLC, a private equity firm which specializes in acquisitions and strategic investments in the airline, aircraft finance and aerospace industries. Effective March 16, 2009, Mr. Johnson was elected Executive Vice President — Corporate for US Airways Group and US Airways.

Derek J. Kerr. Mr. Kerr joined AWA as Senior Director — Financial Planning in April 1996. He was elected to the position of Vice President — Financial Planning and Analysis in May 1998. In February 2002, Mr. Kerr was elected Senior Vice President — Financial Planning and Analysis. He was elected Senior Vice President and Chief Financial Officer of AWA and America West in September 2002, and served as

Senior Vice President and Chief Financial Officer of US Airways Group and US Airways from the effective date of the merger with America West on September 27, 2005. In January 2009, Mr. Kerr was appointed as Executive Vice President and Chief Financial Officer of US Airways Group and US Airways.

C.A. Howlett. Mr. Howlett joined AWA as Vice President — Public Affairs in January 1995. On January 1, 1997, he was elected Vice President — Public Affairs of AWA. He was elected Senior Vice President — Public Affairs of America West and AWA in February 1999. Mr. Howlett has served as Senior Vice President — Public Affairs of US Airways Group and US Airways since the effective date of the merger with America West on September 27, 2005.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth compensation earned by our named executive officers in the years ended December 31, 2007, 2008 and 2009.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Principal Position	Year	($)	($)	($) (1)	($) (2)	($)	($) (3)	($)

W. Douglas Parker	2009	550,000	0	0	1,537,624	429,000	61,877	2,578,501
Chairman of the Board and	2008	550,000	0	455,083	1,529,713	1,144,000	45,949	3,724,745
Chief Executive Officer	2007	550,000	0	1,104,545	1,588,788	924,000	89,772	4,257,105
J. Scott Kirby	2009	510,000	0	0	1,066,738	318,240	36,870	1,931,848
President	2008	510,000	0	315,676	1,023,012	958,188	33,610	2,840,486
	2007	490,000	0	773,272	1,112,152	700,700	37,599	3,113,723
Robert D. Isom, Jr.	2009	450,000	0	0	793,262	280,800	482,124	2,006,186
Executive Vice President and	2008	450,000	0	235,056	795,774	450,000	294,485	2,225,315
Chief Operating Officer	—	—	—	—	—	—	—	—
Stephen L. Johnson (4)	2009	318,750	100,000 (5)	0	779,383	198,900	20,230	1,417,263
Executive Vice President — Corporate	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—
Derek J. Kerr	2009	370,234	0	76,500	897,399	227,399	36,531	1,608,063
Executive Vice President and	2008	330,750	25,000	60,200	248,786	436,590	32,115	1,133,441
Chief Financial Officer	2007	315,000	0	154,834	220,665	346,500	35,830	1,072,829

(1)	Amounts in this column represent the aggregate grant date fair value, as calculated in accordance with ASC Topic 718, of restricted stock units granted during 2009, 2008 and 2007 for the named executive officers. The grant date fair value, as calculated in accordance with ASC Topic 718, of restricted stock units is equal to the closing price of US Airways Group common stock on the date of grant.

(2)	Amounts in this column represent the aggregate grant date fair value, as calculated in accordance with ASC Topic 718, of stock appreciation rights granted during 2009, 2008 and 2007 for the named executive officers. For a description of the assumptions made to arrive at these amounts, please see Note 15 to US Airways Group’s consolidated financial statements in our Annual Reports on Form 10-K for the years ended December 31, 2009 and 2008, and Note 17 to US Airways Group’s consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2007.

(3)	The following table sets forth the amounts of other compensation, including perquisites, paid to, or on behalf of, our named executive officers during 2009 included in the “All Other Compensation” column. Perquisites and other personal benefits are valued on the basis of the aggregate incremental cost to us.

	W. Douglas	J. Scott	Robert D.	Stephen L.	Derek J.
	Parker	Kirby	Isom, Jr.	Johnson	Kerr

Flight Benefits and Privileges (a)	15,484	12,113	12,099	3,478	10,463
Company Payment of Life Insurance and Long-Term Disability Premiums (b)	11,504	3,972	2,294	2,294	3,994
Financial Advisory Services	—	1,400	4,050	4,500	4,500
Reimbursement of Club Membership Dues	11,349	—	—	—	—
Physical Exams and Medical Services	3,733	2,521	2,000	—	1,932
Relocation (c)	—	—	262,185	—	—
Gross-Up Payments (d)	12,277	9,334	192,146	2,608	8,112
401(K)	7,350	7,350	7,350	7,350	7,350
Other Payments	180	180	—	—	180

Total	61,877	36,870	482,124	20,230	36,531

(a)	Amount represents flight benefits provided to our named executive officers for unlimited, top-priority reserved travel in any class of service, for the executive and his or her immediate family and up to 12 roundtrip or 24 one-way passes for non-eligible family members and friends. Amounts for Messrs. Parker, Isom and Johnson represent the actual value of travel utilized by those named executive officers and their respective eligible dependents during 2009 and the tax liability payments related to this travel. Amounts for Messrs. Kirby and Kerr, whom are entitled to lifetime travel benefits, represent the 2009 annuitized value of the lifetime travel benefits for each named executive officer.

(b)	Amount represents (i) premium payments by our company with respect to group term life insurance and long-term disability, (ii) with respect to Messrs. Parker, Kirby and Kerr, premium payments made in excess of the amount of company-paid premiums for employees generally with respect to coverage of the named executive officer under a life insurance policy, and (iii) with respect to Mr. Parker only, the portion of the premiums paid by us attributable to Mr. Parker for a life insurance policy under the America West Directors’ Charitable Contribution Program.

(c)	Amount represents payments made to Mr. Isom to assist him in completing his relocation to the Phoenix, Arizona area. These payments include $262,185 paid towards the purchase of his home in Minnesota, which includes a payment of $245,000 to recoup Mr. Isom for the loss on the sale of his home and expenses and fees related to the purchase and resale of his home.

(d)	Amount represents gross-up payments made to (i) all named executive officers with respect to flight benefits and privileges, (ii) Messrs. Parker, Kirby and Kerr with respect to premium payments made by the Company for individual life insurance policies of approximately $2,970, $1,678 and $1,700 respectively, and (iii) Mr. Isom with respect to his $262,185 in payments for relocation to Phoenix.

(4)	Mr. Johnson commenced employment with the Company on March 16, 2009.

(5)	Represents a signing bonus paid to Mr. Johnson upon commencement of his employment with the Company.

Grants of Plan-Based Awards in 2009

The following table sets forth information regarding grants of plan-based awards made to our named executive officers during the year ended December 31, 2009.

						All Other	All Other
						Stock	Option
						Awards:	Awards:	Exercise	Grant Date
			Estimated Future Payouts			Number of	Number of	or Base	Fair Value
			Under Non-Equity Incentive			Shares of	Securities	Price of	of Stock
			Plan Awards			Stock or	Underlying	Option	and Option
	Grant		Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Date		($)	($)	($)	(#)	(#)	($/Sh)	($) (5)

W. Douglas Parker		(1)	27,500	550,000	1,100,000
	4/8/2009	(2)					849,000	3.10	1,537,624
		(3)	297,000	687,500	1,100,000
J. Scott Kirby		(1)	20,400	408,000	816,000
	4/8/2009	(2)					589,000	3.10	1,066,738
		(3)	249,900	586,500	1,020,000
Robert D. Isom, Jr.		(1)	18,000	360,000	720,000
	4/8/2009	(2)					438,000	3.10	793,262
		(3)	193,500	450,000	787,500
Stephen L. Johnson		(1)	12,750	255,000	510,000
	3/16/2009	(2)					175,000	2.80	281,330
	4/8/2009	(2)					275,000	3.10	498,053
		(3)	182,750	425,000	743,750
		(3)	182,750	425,000	743,750
Derek J. Kerr		(1)	14,577	291,538	583,076
	1/22/2009	(2)					25,000	7.65	104,137
	4/8/2009	(2)					438,000	3.10	793,262
		(3)	161,250	375,000	656,250
	1/22/2009	(4)				10,000			76,500

(1)	Reflects potential payouts of Annual Incentive Program awards for 2009. For each named executive officer, total payments for 2009 were lower than Target. See “Summary Compensation Table” above. Our Annual Incentive Program with respect to named executive officers is funded 60% based upon the achievement of a financial metric and 40% based upon the achievement of four operational metrics. The threshold level reported assumes (a) the financial metric and three operational metrics are not achieved at the minimum funding level for such metrics and (b) a single operational metric is achieved at the minimum funding level for such metric.

(2)	Grant of stock appreciation rights under the 2008 Equity Incentive Plan. These awards vest in one-third increments on the first, second and third anniversaries of the date of grant.

(3)	Reflects potential payouts of LTIP awards under the 2008 Equity Incentive Plan for performance periods beginning in 2009.

(4)	Grant of restricted stock units under the 2008 Equity Incentive Plan. These awards vest in one-third increments on the first, second and third anniversaries of the date of grant.

(5)	For a description of the assumptions made to arrive at these amounts, please see Note 15 to US Airways Group’s consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2009.

Outstanding Equity Awards at 2009 Fiscal Year-End

The following table sets forth information regarding all outstanding equity awards held by each named executive officer as of December 31, 2009.

	Option Awards					Stock Awards
	Number							Market
	of	Number of				Number of		Value of
	Securities	Securities				Shares or		Shares or
	Underlying	Underlying				Units of		Units of
	Unexercised	Unexercised		Option		Stock That		Stock That
	Options	Options		Exercise	Option	Have Not		Have Not
	Exercisable	Unexercisable		Price	Expiration	Vested		Vested
Name	(#)	(#)		($)	Date	(#)		($) (12)

W. Douglas Parker	—	849,000	(1)	3.10	4/8/2016	34,319	(8)	166,104
	91,667	183,333	(2)	6.70	8/5/2015	8,180	(9)	39,591
	65,607	131,213	(3)	8.84	4/9/2018
	60,000	30,000	(4)	45.01	4/11/2017
	120,000	—		38.44	4/19/2016
	196,000	—		19.30	9/27/2015
	206,250	—		20.97	8/4/2015
	103,125	—		25.60	2/25/2014
	206,250	—		13.45	3/27/2012
	33,000	—		26.21	12/14/2010
	47,437	—		40.15	7/26/2010
J. Scott Kirby	—	589,000	(1)	3.10	4/8/2016	23,806	(8)	115,221
	59,585	119,170	(2)	6.70	8/5/2015	5,726	(9)	27,714
	45,511	91,019	(3)	8.84	4/9/2018
	42,000	21,000	(4)	45.01	4/11/2017
	75,000	—		46.11	10/2/2016
	36,000	—		38.44	4/19/2016
	165,000	—		19.30	9/27/2015
	41,250	—		25.60	2/25/2014
	10,312	—		26.21	12/14/2010
	22,687	—		48.64	1/5/2010
Robert D. Isom, Jr.	—	438,000	(1)	3.10	4/8/2016	17,726	(8)	85,794
	47,952	95,903	(2)	6.70	8/5/2015	11,666	(10)	56,463
	33,877	67,753	(3)	8.84	4/9/2018
	46,667	23,333	(5)	31.14	9/6/2017
Stephen L. Johnson	—	275,000	(1)	3.10	4/8/2016
	—	175,000	(6)	2.80	3/16/2016
Derek J. Kerr	—	438,000	(1)	3.10	4/8/2016	10,000	(11)	48,400
	—	25,000	(7)	7.65	1/22/2016	4,539	(8)	21,969
	17,007	34,013	(2)	6.70	8/5/2015	1,146	(9)	5,547
	8,674	17,346	(3)	8.84	4/9/2018
	8,334	4,166	(4)	45.01	4/11/2017
	12,500	—		38.44	4/19/2016
	51,500	—		19.30	9/27/2015

(1)	Represents stock appreciation rights that vest in increments of one third on each of April 8, 2010, April 8, 2011, and April 8, 2012.

(2)	Represents stock appreciation rights that vest 50% on each of August 5, 2010 and August 5, 2011.

(3)	Represents stock appreciation rights that vest 50% on each of April 9, 2010 and April 9, 2011.

(4)	Represents stock appreciation rights that vest 100% on April 11, 2010.

(5)	Represents stock appreciation rights that vest 100% on September 6, 2010.

(6)	Represents stock appreciation rights that vest in increments of one third on each of March 16, 2010, March 16, 2011, and March 16, 2012.

(7)	Represents stock appreciation rights that vest in increments of one third on each of January 22, 2010, January 22, 2011, and January 22, 2012.

(8)	Represents restricted stock units that vest 50% on each of April 9, 2010 and April 9, 2011.

(9)	Represents restricted stock units that vest 100% on April 11, 2010.

(10)	Represents restricted stock units that vest 100% on September 6, 2010.

(11)	Represents restricted stock units that vest in increments of one third on each of January 22, 2010, January 22, 2011, and January 22, 2012.

(12)	The market value of restricted stock units was calculated by multiplying the closing price of a share of our common stock on December 31, 2009 ($4.84) by the number of unvested shares of restricted stock outstanding under the award.

Option Exercises and Stock Vested

The following table sets forth information regarding all exercises of stock options or stock appreciation rights by or vesting of restricted stock units held by the named executive officers during the year ended December 31, 2009.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired	Realized	Acquired	Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)

W. Douglas Parker	—	—	59,300	242,917
J. Scott Kirby	—	—	26,781	102,427
Robert D. Isom, Jr.	—	—	20,531	70,104
Stephen L. Johnson	—	—	—	—
Derek J. Kerr	—	—	6,418	25,320

Pension Benefits and Nonqualified Deferred Compensation

We do not provide any pension or nonqualified deferred compensation benefits to our named executive officers.

Employment and Other Executive Agreements

Employment Agreement with W. Douglas Parker

We are party to an Amended and Restated Employment Agreement with Mr. Parker dated November 28, 2007, or the Parker Agreement. The Parker Agreement provides for Mr. Parker to serve as Chairman of the Board and Chief Executive Officer of US Airways and US Airways Group. The Parker Agreement continues through December 31, 2011, and is automatically extended for successive one-year periods unless either party provides 15 months’ prior written notice that the term will not be extended.

Mr. Parker is entitled to the following under the Parker Agreement:

•	A minimum annual cash base salary in the amount of $550,000, or such higher amount as determined by the Committee.

•	An annual cash incentive award based on a target of at least 80% of his base salary and a maximum of 160% of his base salary. In 2008, Mr. Parker’s annual incentive program target was increased to 100% of his base salary and his maximum opportunity was increased to 200% of his base salary.

•	Participation in our LTIP.

•	Eligibility to receive equity-based incentive awards appropriate for his status as our most senior executive officer.

•	A $2 million term life insurance policy.

•	Membership fees and dues for up to two clubs that Mr. Parker may choose to join and reimbursement of tax and financial planning assistance.

•	Participation in various employee benefit plans or programs provided to senior executives.

•	Positive space travel privileges for Mr. Parker, his wife and eligible dependents.

The Parker Agreement provides benefits to Mr. Parker upon a termination of employment by Mr. Parker for any reason within 24 months following a change of control, by Mr. Parker for “good reason” at any time, or by us for any reason other than due to Mr. Parker’s “misconduct,” (each, as defined in the Parker Agreement). The Parker Agreement also provides certain benefits to Mr. Parker if his employment agreement expires without being renewed by us, if he becomes disabled or upon a “change in control” (as defined in the Parker Agreement). For additional information, see “Potential Payments Upon Termination or Change in Control” below.

Potential Payments Upon Termination or Change in Control

This section describes payments that would be made to our named executive officers upon a change in control of the Company or following a qualifying termination of employment. In the first part of this section, we describe benefits under general plans that apply to any executive officer participating in those plans. We then describe specific benefits to which each named executive officer is entitled, along with estimated amounts of benefits assuming termination and/or a change of control as of December 31, 2009 for specified reasons.

Long-Term Incentive Performance Program

Under our LTIP upon termination on account of retirement, total disability or death, a named executive officer is entitled to a cash payment equal to the award that would have been earned for the performance cycle that ends in the calendar year of termination had the executive’s employment continued until the award payment date. This amount is calculated using the same methodology as benefits are calculated for active employees; hence, no award is paid unless the performance goals established for the performance cycle have been satisfied.

For the purposes of the LTIP, retirement refers to termination after reaching age 55 and completing at least ten years of service. Disability for this purpose is determined under the long-term disability plan, described below. These payments are quantified on the tables below for each executive assuming termination as of December 31, 2009.

2008 Equity Incentive Plan

Pursuant to the terms of their grant agreements under the 2008 Equity Incentive Plan, all stock appreciation rights, or SARs, and restricted stock units, or RSUs, held by the named executive officers are fully accelerated in the event of either of the following termination by reason of death or “disability” or a “change in control” (each, as defined in the 2008 Equity Incentive Plan). In addition, the SARs vest upon retirement, and the vesting of the RSUs may be accelerated by the Compensation and Human Resources Committee in its discretion upon retirement.

SARs granted under the 2008 Equity Incentive Plan provide for (1) an 18-month exercise period following termination of employment within 24 months of a change in control and (2) a three-year exercise period following termination of employment due to death (or if the executive dies within three months after termination of employment other than for cause), disability or “retirement” (as defined in the 2008 Equity Incentive Plan).

2005 Equity Incentive Plan

Pursuant to the terms of their grant agreements under the 2005 Equity Incentive Plan, all SARs and RSUs held by the named executive officers are fully accelerated in the event of any of the following (each quoted term below, as defined in the 2005 Equity Incentive Plan or in the Parker Agreement):

•	termination by us without “cause” or by reason of death or disability;

•	termination by the executive for “good reason”; or

•	termination by us for any reason within 24 months following a “change of control”.

In addition, SARs and stock options granted under the 2005 Equity Incentive Plan and under the America West 2002 Incentive Equity Plan and 1994 Incentive Equity Plan provide for a longer exercise period following termination of employment, if the executive’s employment is terminated due to death (or if the executive dies within three months after termination of employment other than for cause), disability or retirement. Retirement means termination of employment with us after age 65, or between the ages of 55 and 65 under rules established by the Committee. Currently, the Committee has not established any rules for retirement between the ages of 55 and 65.

Annual Incentive Program Awards

Under our Annual Incentive Program, a portion of the executive’s award, prorated for the number of whole months of the executive’s active service during the year, would be payable upon retirement, death or disability. Awards intended to qualify as performance-based compensation under Internal Revenue Code Section 162(m) are not payable upon retirement.

Long-Term Disability and Life Insurance Benefits

Upon termination of employment and eligibility under our long-term disability coverage for officers, a named executive officer would receive disability benefits in the amount of 66 2/3% of his base monthly salary, subject to a maximum of $20,000 per month. Benefits begin 90 days after the executive becomes disabled and continue until the executive reaches Social Security retirement age (or is no longer disabled). In the event of eligibility, assuming no offsets, we estimate that these benefits would be $20,000 per month for Messrs. Parker, Kirby, Isom and Johnson, $18,375 per month for Mr. Kerr.

In addition, we have obtained supplemental, portable, individual level term life insurance policies with various carriers for each of Messrs. Parker, Kirby and Kerr, in each case owned by the executive. The policies pay a death benefit equal to the coverage amount under each policy upon the death of the executive to a named beneficiary designated by the executive. The death benefits under these policies are fully insured and would be paid by the respective insurance carriers. The amounts of the respective benefits for each of Messrs. Parker, Kirby and Kerr are set forth in the tables below.

Parker Agreement

The Parker Agreement provides benefits to Mr. Parker upon a termination of employment by Mr. Parker for any reason within 24 months following a change of control, by Mr. Parker for “good reason” at any time, and by us for any reason other than due to Mr. Parker’s “misconduct,” (each, as defined in the Parker Agreement). The Parker Agreement also provides certain benefits to Mr. Parker if his employment agreement expires without being renewed by us, if he becomes disabled or upon a “change in control” (as defined in the Parker Agreement). If Mr. Parker is entitled to receive severance payments under any of our other severance plans or policies, then the other severance payments will be reduced by the amount payable under Mr. Parker’s employment agreement, excluding tax gross-ups. If Mr. Parker’s employment terminates for any reason, he is entitled to receive accrued benefits and payments.

If Mr. Parker terminates his employment for good reason, if we terminate Mr. Parker’s employment for any reason other than misconduct, or if Mr. Parker terminates his employment for any reason within

24 months after a change of control, then Mr. Parker will be entitled to receive the following, subject to the signing of a general waiver and release of claims:

•	A severance payment equal to 200% of the sum of Mr. Parker’s annual base salary plus the greater of (1) the average of his annual cash incentive award for the three calendar years before the termination and (2) the target annual cash incentive award for the year of termination.

•	Accelerated vesting of all stock options, stock appreciation rights, restricted stock units, long-term incentive compensation and other awards held by Mr. Parker pursuant to our 2008 and 2005 Equity Incentive Plans and other incentive compensation plans, which awards will remain exercisable for a period of 36 months or such longer period as provided by the terms of any specific award, but in no event will the exercise period extend beyond the earlier of the original expiration date of the award or ten years from the original date of grant.

•	A payment equal to 200% of the greater of (1) 125% of Mr. Parker’s base salary and (2) the amount that would have been paid to him if the Total Stockholder Return for the performance cycle ending on December 31 of the year in which termination occurs had been measured as of the termination date. This payment would be in settlement of our obligations under the LTIP, so that Mr. Parker would not receive the termination payments described above under the LTIP in this case.

•	A lump sum payment equal to the value of 24 months of COBRA continuation coverage premiums for healthcare benefits for Mr. Parker and his eligible dependents, less the cost of such benefits for an active employee for 24 months, in addition to a tax gross-up for the lump sum payment.

•	Continued term life insurance for a period of 24 months.

•	Positive space travel privileges for Mr. Parker for his lifetime and his wife and eligible dependents for their lifetimes.

If Mr. Parker’s employment is terminated because we do not renew his employment agreement or if Mr. Parker’s employment is terminated because of disability, Mr. Parker is entitled to receive the following, subject to the signing of a general waiver and release of claims:

•	A severance payment equal to the sum of Mr. Parker’s annual base salary plus the greater of (1) the average of his annual cash incentive award for the three calendar years before the termination and (2) the target annual cash incentive award for the year of termination.

•	Accelerated vesting of all stock and other awards held by Mr. Parker pursuant to our incentive compensation plans, which awards will remain exercisable for a period of 36 months or such longer period as provided by the terms of any specific award, but in no event will the exercise period extend beyond the earlier of the original expiration date of the award or ten years from the original date of grant.

•	Payment under the LTIP as if Mr. Parker’s employment had continued through the date awards under the LTIP are paid for the year of termination.

•	A lump sum payment equal to the value of 24 months of COBRA continuation coverage premiums for healthcare benefits for Mr. Parker and his eligible dependents, less the cost of such benefits for an active employee for 24 months, plus a tax gross-up for the lump sum payment.

•	Continued term life insurance for a period of 24 months.

•	Positive space travel privileges for Mr. Parker for his lifetime and his wife and eligible dependents for their lifetimes.

If Mr. Parker’s employment terminates due to death, his estate is entitled to receive, subject to the signing of a general waiver and release of claims:

•	Accelerated vesting of all stock options, stock appreciation rights, restricted stock units, long-term incentive compensation and other awards held by Mr. Parker pursuant to our 2008 and 2005 Equity

Incentive Plans and other incentive compensation plans, which awards will remain exercisable for a period of 36 months or such longer period as provided by the terms of any specific award, but in no event will the exercise period extend beyond the earlier of the original expiration date of the award or ten years from the original date of grant.

•	Payment under the LTIP as if Mr. Parker’s employment had continued through the date awards under the LTIP are paid for the year of death.

•	A lump sum payment equal to the value of 24 months of COBRA continuation coverage premiums for healthcare benefits for Mr. Parker’s eligible dependents, less the cost of such benefits for an active employee for 24 months, plus a tax gross-up for the lump sum payment.

•	Positive space travel privileges for Mr. Parker’s wife and eligible dependents for their lifetimes.

The employment agreement also provides a tax gross-up payment in an amount that will have an after-tax value equal to taxes that could be imposed if any severance payments due to Mr. Parker are considered to be “excess parachute payments” subject to excise tax under Section 4999 of the Internal Revenue Code.

The following table sets forth the termination and/or change of control benefits payable to Mr. Parker under his employment agreement and under the termination and change of control benefits generally provided for all named executive officers described above, assuming termination of employment occurs on December 31, 2009. Except for insured benefits, all payments will be made by us. All benefits in the table are pursuant to the terms of his employment agreement, unless otherwise noted.

							Termination
					Company		on
	Voluntary		Executive		Termination		Expiration
	Termination		Termination		Other		Date
	Following		for		than		Following
Executive Benefits and	Change in		Good		for		Non-
Payments upon Termination	Control		Reason		Misconduct		Extension		Death		Disability

Compensation:
Base Salary	1,100,000		1,100,000		1,100,000		550,000		0		550,000
Annual Incentive Award	1,100,000	(1)	1,100,000	(1)	1,100,000	(1)	550,000	(1)	429,000	(2)	550,000	(1)
Long Term Incentive Award	1,375,000	(3)	1,375,000	(3)	1,375,000	(3)	0	(4)	0	(4)	0	(4)
Acceleration of Unvested SARs and RSUs (5)	1,682,955		1,682,955		1,682,955		1,682,955		1,682,955		1,682,955
Extended Option and SAR Exercise Period (6)	4,000,050		4,000,050		4,000,050		4,000,050		4,000,050		4,000,050
Benefits and Perquisites:
Medical Benefits (7)	50,892		50,892		50,892		50,892		50,892		50,892
Life Insurance	6,641	(8)	6,641	(8)	6,641	(8)	6,641	(8)	3,100,000	(9)	6,641	(8)
Travel Privileges (10)	204,055		204,055		204,055		204,055		204,055		204,055
Tax Gross-up on Travel Privileges	153,041		153,041		153,041		153,041		153,041		153,041
280G Tax Gross-up (11)	0		0		0		0		0		0

Total	9,672,634		9,672,634		9,672,634		7,197,634		9,619,993		7,197,634

(1)	Amount represents a multiple of the target annual incentive award under the Annual Incentive Program for 2009, which was $550,000.

(2)	Amount represents the amount of the annual incentive award earned by Mr. Parker under the Annual Incentive Program for 2009.

(3)	Mr. Parker receives two times the greater of (a) 125% of his salary or (b) the amount he would receive under our LTIP. Amount shown is two times 125% of Mr. Parker’s salary, as there was no payout under the LTIP that ended December 31, 2009.

(4)	There was no payment under the LTIP for 2009.

(5)	Aggregate value of unvested restricted stock units calculated at a price of $4.84, the closing price of our common stock on December 31, 2009, plus the aggregate amount of the spread between the exercise price of unvested stock appreciation rights and $4.84. For awards made under the 2005 Equity Incentive Plan, vesting occurs upon termination of employment by us without cause, termination by the executive for good reason, termination due to death or disability, or as of the date of a change of control. For awards made under the 2008 Equity Incentive Plan, vesting occurs upon termination due to death or disability, or as of the date of a change of control.

(6)	Amount reflects the incremental aggregate value due to the extension of the exercise period of options and SARs. Assumes a stock price of $4.84, the closing price of our common stock on December 31, 2009, on the date of extension; annual interest rates of 0.05% at three months and 1.32% at three years; 71% volatility over three months and 99.6% volatility over three years; and no dividends.

(7)	Amount shown reflects the value of our 2009 COBRA premiums for group medical, dental and vision coverage for 24 months, less the current employee portion, plus a tax gross-up for the lump sum payment of this amount.

(8)	Amount represents the premium payments for 24 months of life insurance coverage assuming the monthly premium as of December 31, 2009.

(9)	Amount represents the life insurance proceeds payable to the executive’s estate under the executive’s life insurance policy upon a termination due to death.

(10)	Based on the terms of the non-revenue travel policy for senior executives currently in effect. Reflects the present value of future travel calculated using a discount rate of 5.51% and RP2000 White Collar mortality table, and assumes 1% annual increase in the cost of travel.

(11)	Assumes that Mr. Parker is entitled to full reimbursement by us of (1) any excise taxes that are imposed upon Mr. Parker as a result of the change in control, (2) any income and excise taxes imposed upon him as a result of our reimbursement of the excise tax amount and (3) any additional income and excise taxes that are imposed upon him as a result of our reimbursement of him for any excise or income taxes. Also assumes a Section 4999 excise tax rate of 20%, a 35% federal income tax rate, and a 4.54% state income tax rate. Because it is assumed the SARs are cashed out, the value of SARs is calculated based on the difference between the closing price of our common stock on the last trading day of 2009 and the SAR’s respective exercise price. To the extent the SARs would be assumed by the buyer and converted to SARs with respect to buyer’s stock, the value attributable to the SARs could differ. The calculations were performed assuming that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to execution of a noncompetition agreement.

Executive Change in Control Agreements for Messrs. Kirby, Isom, Johnson and Kerr

Messrs. Kirby, Isom, Johnson and Kerr have each entered into our form of Executive Change in Control Agreement, effective as of November 28, 2007 or, in the case of Mr. Johnson, when he joined the Company on March 16, 2009. These agreements have an initial term of two years and automatically renew for successive two year terms unless we provide at least 180 days advance written notice to the executive. These new agreements provide benefits to the executives upon a termination of employment, by us for any reason other than “misconduct” or disability or by the executive with “good reason,” in each case within 24 months following a “change of control” (each, as defined in the Executive Change in Control Agreements) or, subject to certain conditions described below, prior to a change of control in contemplation of that change of control.

Conditions on Payment and Offsets

As a condition of receiving benefits under the agreement, the executive is required to sign a general waiver and release of claims against us and related parties. In addition, any severance benefits under the agreement may be reduced by any other severance benefits or other benefits we must pay in connection with the executive’s termination of employment by law, under a written employment or severance agreement with us (currently there are none), or any company policy or practice that would provide for the executive to remain on our payroll for a period of time after notice of termination of employment. Furthermore, the executive’s benefits under the agreement will terminate immediately and the executive may be required to reimburse us for amounts paid under the agreement if the executive (1) violates any proprietary information or confidentiality obligation to us, (2) solicits our employees within one year of termination, (3) makes any untrue or disparaging statement or criticism of us within five years of termination, or (4) fails to return all Company property.

Termination Benefits

In the event of any termination, the covered executive is entitled to receive all accrued but unpaid salary and other benefits through the termination date and, except as to termination for misconduct, any unpaid incentive payment under the Company’s annual cash incentive program with respect to any fiscal year completed prior to termination.

Upon termination within 24 months of a change of control under the conditions described above, the covered executive is entitled to receive:

•	A payment equal to two times the greater of the executive’s then-current annual base salary or the annual base salary immediately preceding a change in control.

•	A payment equal to 200% of the greater of (1) the executive’s then-current target incentive award under the Annual Incentive Program or (2) the executive’s actual incentive award under the Annual Incentive Program for the immediately preceding year.

•	A payment equal to 200% of the executive’s target award under our LTIP that is in effect on the termination date or, if there is no LTIP in effect and its suspension or termination constitutes a “good reason” to terminate employment, the executive’s target award most recently established under the LTIP.

•	A lump sum payment equal to the value of 24 months of COBRA continuation coverage premiums for healthcare benefits for the executive and eligible dependents, provided the executive is eligible to elect COBRA continuation coverage upon his termination.

•	Extended exercisability of all vested stock options, stock appreciation rights, or other similar stock awards for 18 months following the executive’s termination of employment, but not beyond the maximum term of the awards.

•	A tax gross-up payment in an amount that will have an after-tax value equal to taxes that are imposed if any severance payments due the executive are considered to be greater than 110% of the amount that would cause any portion of the payments to be “excess parachute payments” subject to excise tax under Section 4999 of the Internal Revenue Code.

The agreements also provide that termination benefits are to be provided to an executive who has been terminated prior to a change in control (if it can reasonably be demonstrated that the termination was at the request of a third party effecting the change in control) (i) by us for any reason other than misconduct or disability or (ii) by the executive for good reason. The benefits and payments provided in these circumstances are identical to those described above except that (1) payments and benefits due upon the change in control are offset by any amounts received as a result of the executive’s termination prior to the change in control and (2) instead of extended exercisability of stock awards and acceleration of equity vesting, the executive will receive an amount equal to the intrinsic value of any stock award (other than exercisable grants) forfeited at the time of termination that would have vested on the change in control, based on the value of the award as of the date of the change in control, and, as to exercisable grants, the difference between that stock award’s exercise price and the value of the stock underlying the award on the date of the change in control.

The agreements provide that upon a change of control, the executive’s outstanding stock awards held pursuant to our 2008 Equity Incentive Plan and/or our 2005 Equity Incentive Plan, or any successor plan, will become fully vested and exercisable and the executive will be entitled to top priority, first class, positive space travel privileges for the executive and his or her dependents, for the life of the executive. As noted under the heading “Compensation Discussion and Analysis — Other Benefits and Perquisites,” above, Messrs. Kirby, Isom and Kerr previously became entitled to lifetime travel benefits, in the case of Messrs. Kirby and Kerr, in connection with the merger of US Airways Group and America West, and in the case of Mr. Isom, to replace a similar benefit provided by his previous employer that was forfeited when he commenced employment with us.

In April 2010, the Committee adopted a policy that the Company will not enter into any new agreements with its named executive officers that include excise tax gross-up provisions with respect to payments contingent upon a change in control of the Company, provided that, if the Company determines that it is appropriate to do so to recruit a new executive, limited reimbursement for excise taxes may be included in the executive’s contract. In those specific circumstances, the excise tax gross-up will be limited to payments triggered by both a change in control and a termination of the executive’s employment and will be subject to a three-year sunset provision. This new policy will not affect existing agreements with any current named executive officer, which agreements will continue to apply according to their terms.

J. Scott Kirby

The following table sets forth the termination and/or change of control benefits payable to Mr. Kirby under his Executive Change in Control Agreement and under the termination and change of control benefits generally provided for all named executive officers described above, assuming termination of employment on December 31, 2009.

		Company
		Termination
	Executive	Other Than for
	Termination for	Misconduct or
	Good Reason	Disability
	Following	Following
Executive Benefits and	a Change	a Change					Any Other
Payments upon Termination	in Control	in Control	Death		Disability		Termination

Compensation:
Base Salary	1,020,000	1,020,000	0		0		0
Annual Incentive Award	816,000	816,000	318,240	(1)	318,240	(1)	0
Long Term Incentive Award	1,173,000 (2)	1,173,000 (2)	0	(3)	0	(3)	0
Acceleration of Unvested SARs and RSUs (4)	1,167,795	1,167,795	1,167,795		1,167,795		0
Extended Option and SAR Exercise Period (5)	1,824,208	1,824,208	2,152,486		2,230,354		0
Benefits and Perquisites:
Medical Benefits (6)	39,204	39,204	0		0		0
Life Insurance	0	0	1,750,000	(7)	0		0
Travel Privileges (8)	223,112	223,112	0		223,112		223,112
280G Tax Gross-up (9)	0	0	0		0		0

Total	6,263,319	6,263,319	5,388,521		3,939,501		223,112

(1)	Amount represents the amount of the annual incentive award earned by Mr. Kirby under the Annual Incentive Plan for 2009.

(2)	Amount represents 200% of the target payment under the LTIP for 2009.

(3)	There were no payments under the LTIP for 2009.

(4)	Aggregate value of unvested restricted stock units calculated at a price of $4.84, the closing price of our common stock on December 31, 2009, plus the aggregate amount of the spread between the exercise price of unvested stock appreciation rights and $4.84. For awards made under the 2005 Equity Incentive Plan, vesting occurs upon termination of employment by us without cause, termination by the executive for good reason, termination due to death or disability, or as of the date of a change of control. For awards made under the 2008 Equity Incentive Plan, vesting occurs upon termination due to death or disability, or as of the date of a change of control.

(5)	Amount reflects the incremental aggregate value due to the extension of the exercise period of options and SARs. The Change in Control agreements allow for an 18 month extension upon termination after a change in control on awards granted under the 2005 Equity Incentive Plan and 2008 Equity Incentive Plan. The 2005 Equity Incentive Plan and 2008 Equity Incentive Plan allow for a three year extension for both death and disability. The America West 1994 Incentive Equity Plan and the America West 2002 Incentive Equity Plan allow for a one year extension of exercise period for death and three years for disability. Assumes a stock price of $4.84, the closing price of our common stock on December 31, 2009, on the date of extension; annual interest rates of 0.05% at three months, 0.35% at one year, 0.83% at 18 months, and 1.32% at three years; 71% volatility over three months, 103.5% over one year, 127.5% volatility over 18 months, and 99.6% volatility over three years; and no dividends.

(6)	Amount reflects the value of our 2009 COBRA premiums for group medical, dental and vision coverage for 24 months.

(7)	Amount represents the life insurance proceeds payable to the executive’s estate under the executive’s life insurance policy upon a termination due to death.

(8)	Based on the terms of the non-revenue travel policy for senior executives currently in effect. Reflects the present value of future travel calculated using a discount rate of 5.51% and RP2000 White Collar mortality table, and assumes 1% annual increase in the cost of travel.

(9)	Assumes that Mr. Kirby is entitled to full reimbursement by us of (1) any excise taxes that are imposed upon Mr. Kirby as a result of the change in control, (2) any income and excise taxes imposed upon him as a result of our reimbursement of the excise tax amount and (3) any additional income and excise taxes that are imposed upon him as a result of our reimbursement of him for any excise or income taxes. Also assumes a Section 4999 excise tax rate of 20%, a 35% federal income tax rate, and a 4.54% state income tax rate. Because it is assumed the SARs are cashed out, the value of SARs is calculated based on the difference between the closing price of our common stock on the last trading day of 2009 and the SAR’s respective exercise price. To the extent the SARs would be assumed by the buyer and converted to SARs with respect to buyer’s stock, the value attributable to the SARs could differ. The calculations were performed assuming that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to execution of a noncompetition agreement.

Robert D. Isom, Jr.

The following table sets forth the termination and/or change of control benefits payable to Mr. Isom under his Executive Change in Control Agreement and under the termination and change of control benefits generally provided for all named executive officers described above, assuming termination of employment on December 31, 2009.

		Company
		Termination
	Executive	Other Than for
	Termination for	Misconduct or
	Good Reason	Disability
	Following	Following
Executive Benefits and	a Change	a Change					Any Other
Payments upon Termination	in Control	in Control	Death		Disability		Termination

Compensation:
Base Salary	900,000	900,000	0		0		0
Annual Incentive Award	720,000	720,000	280,800	(1)	280,800	(1)	0
Long-Term Incentive Award	900,000 (2)	900,000 (2)	0	(3)	0	(3)	0
Acceleration of Unvested SARs and RSUs (4)	904,377	904,377	904,377		904,377		0
Extended SAR Exercise Period (5)	1,197,906	1,197,906	1,377,869		1,377,869		0
Benefits and Perquisites:
Medical Benefits (6)	36,702	36,702	0		0		0
Life Insurance	0	0	0		0		0
Travel Privileges (7)	181,246	181,246	0		181,246		181,246
280G Tax Gross-up (8)	0	0	0		0		0

Total	4,840,231	4,840,231	2,563,046		2,744,292		181,246

(1)	Amount shown is based on the amount of the annual incentive award earned by Mr. Isom under the Annual Incentive Program for 2009.

(2)	The amounts shown are based on 200% of the target payment under the LTIP for 2009.

(3)	There were no payments under the LTIP for 2009.

(4)	Aggregate value of unvested restricted stock units calculated at a price of $4.84, the closing price of our common stock on December 31, 2009, plus the aggregate amount of the spread between the exercise price of unvested stock appreciation rights and $4.84. For awards made under the 2005 Equity Incentive Plan, vesting occurs upon termination of employment by us without cause, termination by the executive for good reason, termination due to death or disability, or as of the date of a change of control. For awards made under the 2008 Equity Incentive Plan, vesting occurs upon termination due to death or disability, or as of the date of a change of control.

(5)	Amount reflects the incremental aggregate value due to the extension of the exercise period of SARs. The Change in Control agreements allow for an 18 month extension upon termination after a change in control on awards granted under the 2005 Equity Incentive Plan and 2008 Equity Incentive Plan. The 2005 Equity Incentive Plan and 2008 Equity Incentive Plan allow for a three year extension for both death and disability. Assumes a stock price of $4.84, the closing price of our common stock on December 31, 2009, on the date of extension; annual interest rates of 0.05% at three months, 0.83% at 18 months, and 1.32% at three years; 71% volatility over three months, 127.5% volatility over 18 months, and 99.6% volatility over three years; and no dividends.

(6)	Amount shown reflects the value of our 2009 COBRA premiums for group medical, dental and vision coverage for 24 months.

(7)	Based on the terms of the non-revenue travel policy for senior executives currently in effect. Reflects the present value of future travel calculated using a discount rate of 5.51% and RP2000 White Collar mortality table, and assumes 1% annual increase in the cost of travel.

(8)	Assumes that Mr. Isom is entitled to full reimbursement by us of (1) any excise taxes that are imposed upon Mr. Isom as a result of the change in control, (2) any income and excise taxes imposed upon him as a result of our reimbursement of the excise tax amount and (3) any additional income and excise taxes that are imposed upon him as a result of our reimbursement of him for any excise or income taxes. Also assumes a Section 4999 excise tax rate of 20%, a 35% federal income tax rate, and a 4.54% state income tax rate. Because it is assumed the SARs are cashed out, the value of SARs is calculated based on the difference between the closing price of our common stock on the last trading day of 2009 and the SAR’s respective exercise price. To the extent the SARs would be assumed by the buyer and converted to SARs with respect to buyer’s stock, the value attributable to the SARs could differ. The calculations were performed assuming that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to execution of a noncompetition agreement.

Stephen L. Johnson

The following table sets forth the termination and/or change of control benefits payable to Mr. Johnson under his Executive Change in Control Agreement and under the termination and change of control benefits generally provided for all named executive officers described above, assuming termination of employment on December 31, 2009.

		Company
		Termination
	Executive	Other Than for
	Termination for	Misconduct or
	Good Reason	Disability
	Following	Following
Executive Benefits and	a Change	a Change
Payments upon Termination	in Control	in Control	Death		Disability

Compensation:
Base Salary	850,000	850,000	0		0
Annual Incentive Award	680,000	680,000	198,900	(1)	198,900	(1)
Long-Term Incentive Award	850,000 (2)	850,000 (2)	0	(3)	0	(3)
Acceleration of Unvested SARs (4)	835,500	835,500	835,500		835,500
Extended SAR Exercise Period (5)	595,255	595,255	680,556		680,556
Benefits and Perquisites:
Medical Benefits (6)	38,935	38,935	0		0
Life Insurance	0	0	0		0
Travel Privileges (7)	72,413	72,413	0		0
280G Tax Gross-up (8)	1,037,278	1,037,278	0		0

Total	4,959,381	4,959,381	1,714,956		1,714,956

(1)	Amount represents the amount of the annual incentive award earned by Mr. Johnson under the Annual Incentive Plan for 2009.

(2)	Amount represents 200% of the target payment under the LTIP for 2009.

(3)	There were no payments under the LTIP for 2009.

(4)	Aggregate amount of the spread between the exercise price of unvested stock appreciation rights and $4.84, the closing price of our common stock on December 31, 2009. For awards made under the 2008 Equity Incentive Plan, vesting occurs upon termination due to death or disability, or as of the date of a change of control.

(5)	Amount reflects the incremental aggregate value due to the extension of the exercise period of SARs. The Change in Control agreements allow for an 18 month extension upon termination after a change in control on awards granted under the 2008 Equity Incentive Plan. The 2008 Equity Incentive Plan allows for a three year extension for both death and disability. Assumes a stock price of $4.84, the closing price of our common stock on December 31, 2009, on the date of extension; annual interest rates of 0.05% at three months, 0.83% at 18 months, and 1.32% at three years; 71% volatility over three months, 127.5% volatility over 18 months, and 99.6% volatility over three years; and no dividends.

(6)	Amount reflects the value of our 2009 COBRA premiums for group medical, dental and vision coverage for 24 months.

(7)	Based on the terms of the non-revenue travel policy for senior executives currently in effect. Reflects the present value of future travel calculated using a discount rate of 5.51% and RP2000 White Collar mortality table, and assumes 1% annual increase in the cost of travel.

(8)	Assumes that Mr. Johnson is entitled to full reimbursement by us of (1) any excise taxes that are imposed upon Mr. Johnson as a result of the change in control, (2) any income and excise taxes imposed upon him as a result of our reimbursement of the excise tax amount and (3) any additional income and excise taxes that are imposed upon him as a result of our reimbursement of him for any excise or income taxes. Also assumes a Section 4999 excise tax rate of 20%, a 35% federal income tax rate, and a 4.54% state income tax rate. Because it is assumed the SARs are cashed out, the value of SARs is calculated based on the difference between the closing price of our common stock on the last trading day of 2009 and the SAR’s respective exercise price. To the extent the SARs would be assumed by the buyer and converted to SARs with respect to buyer’s stock, the value attributable to the SARs could differ. The calculations were performed assuming that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to execution of a noncompetition agreement. We expect the amount reported for Mr. Johnson to be reduced or eliminated in the future since amounts used for the calculations were based on Mr. Johnson’s compensation during 2009 when he was employed for less than a full year, and none of the equity awards made to Mr. Johnson during that year had vested as of December 31, 2009. One-third of the 2009 equity awards vested in March and April of 2010.

Derek J. Kerr

The following table sets forth the termination and/or change of control benefits payable to Mr. Kerr under his Executive Change in Control Agreement and under the termination and change of control benefits generally provided for all named executive officers described above, assuming termination of employment on December 31, 2009.

		Company
		Termination
		Other
	Executive	Than for
	Termination for	Misconduct or
	Good Reason	Disability
	Following	Following
Executive Benefits and	a Change	a Change					Any Other
Payments upon Termination	in Control	in Control	Death		Disability		Termination

Compensation:
Base Salary	750,000	750,000	0		0		0
Annual Incentive Award	600,000	600,000	227,399	(1)	227,399	(1)	0
Long Term Incentive Award	750,000 (2)	750,000 (2)	0	(3)	0	(3)	0
Acceleration of Unvested SARs and RSUs (4)	838,035	838,035	838,035		838,035		0
Extended SAR Exercise Period (5)	913,129	913,129	1,053,169		1,053,169		0
Benefits and Perquisites:
Medical Benefits (6)	34,072	34,072	0		0		0
Life Insurance	0	0	1,500,000	(7)	0		0
Travel Privileges (8)	187,254	187,254	0		187,254		187,254
280G Tax Gross-up (9)	0	0	0		0		0

Total	4,072,490	4,072,490	3,618,603		2,305,857		187,254

(1)	Amount represents the amount of the annual incentive award earned by Mr. Kerr under the Annual Incentive Program for 2009.

(2)	Amount represents 200% of the target payment under the LTIP for 2009.

(3)	There were no payments under the LTIP for 2009.

(4)	Aggregate value of unvested restricted stock units calculated at a price of $4.84, the closing price of our common stock on December 31, 2009, plus the aggregate amount of the spread between the exercise price of unvested stock appreciation rights and $4.84. For awards made under the 2005 Equity Incentive Plan, vesting occurs upon termination of employment by us without cause, termination by the executive for good reason, termination due to death or disability, or as of the date of a change of control. For awards made under the 2008 Equity Incentive Plan, vesting occurs upon termination due to death or disability, or as of the date of a change of control.

(5)	Amount reflects the incremental aggregate value due to the extension of the exercise period of SARs. The Change in Control agreements allow for an 18 month extension upon termination after a change in control on awards granted under the 2005 Equity Incentive Plan and 2008 Equity Incentive Plan. The 2005 Equity Incentive Plan and 2008 Equity Incentive Plan allow for a three year extension for both death and disability. Assumes a stock price of $4.84, the closing price of our common stock on December 31, 2009, on the date of extension; annual interest rates of 0.05% at three months, 0.83% at 18 months, and 1.32% at three years; 71% volatility over three months, 127.5% volatility over 18 months, and 99.6% volatility over three years; and no dividends.

(6)	Amount reflects the value of our 2009 COBRA premiums for group medical, dental and vision coverage for 24 months.

(7)	Amount represents the life insurance proceeds payable to the executive’s estate under the executive’s life insurance policy upon a termination due to death.

(8)	Based on the terms of the non-revenue travel policy for senior executives currently in effect. Reflects the present value of future travel calculated using a discount rate of 5.51% and RP2000 White Collar mortality table, and assumes 1% annual increase in the cost of travel.

(9)	Assumes that Mr. Kerr is entitled to full reimbursement by us of (1) any excise taxes that are imposed upon Mr. Kerr as a result of the change in control, (2) any income and excise taxes imposed upon him as a result of our reimbursement of the excise tax amount and (3) any additional income and excise taxes that are imposed upon him as a result of our reimbursement of him for any excise or income taxes. Also assumes a Section 4999 excise tax rate of 20%, a 35% federal income tax rate, and a 4.54% state income tax rate. Because it is assumed the SARs are cashed out, the value of SARs is calculated based on the difference between the closing price of our common stock on the last trading day of 2009 and the SAR’s respective exercise price. To the extent the SARs would be assumed by the buyer and converted to SARs with respect to buyer’s stock, the value attributable to the SARs could differ. The calculations were performed assuming that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to execution of a noncompetition agreement.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our common stock that may be issued under all of our existing equity compensation plans as of December 31, 2009, which include the following:

•	US Airways Group, Inc. 2008 Equity Incentive Plan;

•	US Airways Group, Inc. 2005 Equity Incentive Plan;

•	America West 2002 Incentive Equity Plan, or 2002 Plan; and

•	America West 1994 Incentive Equity Plan, or 1994 Plan.

	(a)			(c)
	Number of			Number of Securities
	Securities to be	(b)		Remaining Available
	Issued	Weighted-Average		for Future Issuance Under
	Upon Exercise of	Exercise Price of		Equity Compensation Plans
	Outstanding Options,	Outstanding Options,		(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights		Reflected in Column (a))

Equity Compensation Plans Approved by Security Holders (1)	10,402,130	$13.71	(2)	1,679,374
Equity Compensation Plans Not Approved by Security Holders (3)	919,085	$22.27	(4)	—	(5)

TOTAL	11,321,215	$14.44		1,679,374

(1)	At our annual meeting on June 11, 2008, the 2008 Equity Incentive Plan was approved by our stockholders. Pursuant to the terms of the 2008 Equity Incentive Plan, no additional grants may be made under the 2005 Equity Incentive Plan. The 2005 Equity Incentive Plan was originally adopted as part of US Airways Group’s plan of reorganization upon emergence from bankruptcy in September 2005. Under Delaware law, approval of the 2005 Equity Incentive Plan as part of the reorganization was deemed to be approval by US Airways Group’s stockholders.

(2)	The weighted average remaining term of these outstanding options and rights is 6.22 years.

(3)	America West had two equity compensation plans, the 1994 Plan and the 2002 Plan, both of which were approved by America West’s stockholders prior to the merger, but have not been approved by US Airways Group’s stockholders. Both of these plans have shares that may become issuable pursuant to the exercise of outstanding options. As a result of the merger, all outstanding equity awards under these two plans were converted into awards exercisable for shares of US Airways Group common stock pursuant to the terms of the merger agreement.

(4)	The weighted average remaining term of these outstanding options and rights is 3.23 years.

(5)	No shares are available for future grant under these plans pursuant to action taken by our Compensation and Human Resources Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2009, all of our officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements, with the exception of one late Form 4 filing covering a grant of restricted stock units and stock appreciation rights for Elise Eberwein which was filed two days late.

OTHER MATTERS

Stockholder Proposals

Rule 14a-8 of the Exchange Act provides that certain stockholder proposals must be included in the proxy statement for our Annual Meeting. For a stockholder proposal to be considered for inclusion in the proxy statement for our Annual Meeting of Stockholders in 2011, our Corporate Secretary, Caroline B. Ray, must receive the proposal at our principal executive offices no later than December 31, 2010. The proposal must comply with the SEC regulations under Rule 14a-8 of the Exchange Act regarding the inclusion of stockholder proposals in our proxy materials.

Pursuant to our Amended and Restated Bylaws, in order for a stockholder to present a proposal at an annual meeting, other than proposals to be included in the proxy statement as described above, the stockholder must deliver proper notice to our Corporate Secretary at our principal executive offices not more than 120 days and not less than 90 days prior to the anniversary date of the immediately preceding annual meeting. For the 2011 Annual Meeting of Stockholders, notice must be delivered no sooner than February 10, 2011 and no later than March 12, 2011. Stockholders are advised to review our Amended and Restated Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals.

Annual Report and Available Information

Our Annual Report on Form 10-K for the year ended December 31, 2009 accompanies this Proxy Statement but does not constitute a part of the proxy soliciting materials. A copy of our annual report on Form 10-K for the year ended December 31, 2009, including financial statements but without exhibits, is available to any person whose vote is solicited by this proxy upon written request to Caroline B. Ray, Corporate Secretary, US Airways Group, Inc., 111 West Rio Salado Parkway, Tempe, Arizona 85281. Copies also may be obtained without charge through the SEC’s website at www.sec.gov.

US AIRWAYS GROUP, INC. 111 WEST RIO SALADO PARKWAY TEMPE, AZ 85281 TELEPHONE AND INTERNET VOTING INSTRUCTIONS You can vote by telephone or Internet! Available 24 hours a day 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 9, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by US Airways Group, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 9, 2010. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to US Airways Group, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M23012-P93299-Z52211 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY US AIRWAYS GROUP, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. Annual Meeting Proxy Card 0 0 0 A ELECTION OF DIRECTORS THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1. 1. Nominees to hold office until the 2013 Annual Meeting: 01) Denise M. O’Leary 02) George M. Philip 03) J. Steven Whisler B RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. For Against Abstain THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2. 2. Ratify the appointment of KPMG LLP to serve as independent registered public accounting firm for the fiscal year ending December 31, 2010. 0 0 0 C STOCKHOLDER PROPOSAL THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 3. 3. Stockholder proposal relating to cumulative voting. 0 0 0 D AUTHORIZED SIGNATURES — Sign Here - This section must be completed for your instructions to be executed. Yes No Please indicate if you plan to attend this meeting. 0 0 Please sign exactly as your name appears on this card. Joint owners should each sign. Executors, administrators, trustees, etc., should add their full titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

U·S AIRWAYS

ADMISSION TICKET

US Airways Group, Inc.
2010 ANNUAL MEETING OF STOCKHOLDERS
Thursday, June 10, 2010
9:30 a.m. local time

This admission ticket admits only the named stockholder.

Directions to Latham & Watkins LLP:

From I-95 and Points North (New York, Pennsylvania, Delaware, Maryland):
I-95 South (Partial Toll Road)
Exit 52 - MD-295 South / Baltimore-Washington Parkway (30.5 miles)
Exit New York Avenue NE/US-50 West toward Washington (5.2 miles)
Left at 6th Street, NW (.5 miles)
Right at E Street, NW (.4 miles)
Right at 11th Street, NW (.1 miles)
Latham & Watkins (555 Eleventh Street, NW) will be on the right (next to Starbucks)
****Parking available at Central Parking (555 Eleventh Street, NW)****

From I-95 and Points South (North Carolina, Virginia):
I-95 North (Partial Toll Road)
Slight Right at Henry G. Shirley Memorial Highway (signs for I-395 N/Washington/Tysons Corner) (1.6 miles)
Continue on I-395 North (9.7 miles)
Take LEFT Exit for 14th Street SW/US-1 toward Downtown. (1.3 miles)
Right at Pennsylvania Avenue, NW. (.3 miles)
Left at 11th Street, NW (.1 miles)
Latham & Watkins (555 Eleventh Street, NW) will be on the right (next to Starbucks)
****Parking available at Central Parking (555 Eleventh Street, NW)****

If arriving via Metro, the closest stop is Metro Center on the Red, Orange and Blue lines. Exit at 11th & G Streets. Veer right at top of elevator and turn left on to 11th Street, NW. Walk 1.5 blocks and Latham & Watkins will be on your left (between Jos. A. Bank and Starbucks)

__Note:__ If you plan on attending the Annual Meeting in person, please bring, in addition to this Admission ticket, a proper form of identification. The use of video or still photography at the Annual Meeting is not permitted. For the safety of attendees, all bags, packages and briefcases are subject to inspection. Your compliance is appreciated. If you plan to attend the Annual Meeting and require special assistance, please contact Caroline Ray at 202-326-5165 to request any listening or visual aid devices by May 28, 2010.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M23013-P93299, Z52211

Proxy - US AIRWAYS GROUP, INC.

111 West Rio Salado Parkway
Tempe, Arizona 85281

Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders to be held on June 10, 2010.

The undersigned hereby appoints W. Douglas Parker and Stephen L. Johnson, and each of them, as proxies, with full power of substitution, to vote all the shares of common stock of US Airways Group, Inc. that the undersigned is entitled to vote at the 2010 Annual Meeting of Stockholders of US Airways Group, Inc., to be held at Latham & Watkins LLP, 555 11th Street N.W., Suite 1000, Washington, D.C. on Thursday, June 10, 2010, at 9:30 a.m., local time, and at any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein.

IF NO DIRECTION IS MADE, YOUR COMMON STOCK WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2, AND AGAINST PROPOSAL 3. IF YOU DO NOT STATE OTHERWISE, ANY ADDITIONAL BUSINESS TO PROPERLY COME BEFORE THE MEETING WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PERSON NAMED IN THE PROXY.

YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO COMMENCEMENT OF VOTING AT THE ANNUAL MEETING.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card. Proxies submitted by telephone or the Internet must be received by 11:59 p.m., Eastern time, on June 9, 2010

THANK YOU FOR VOTING

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS

(Continued and to be voted on reverse side.)